Exhibit 10.21
MORGUARD REAL ESTATE INVESTMENT TRUST

Landlord
- and -
ALLIANCE DATA L.P.
by its general partner ENLOGIX INC.

Tenant
- and -
ALLIANCE DATA SYSTEMS CORP.

Indemnifier

LEASE OF OFFICE SPACE
MULTI-TENANT OFFICE PROJECT

LEASED PREMISES:	200 Yorkland Boulevard
Suites 1000 and 1100
Toronto, Ontario
M2J 5C1
MORGUARD February 2005 - Net Office, Multi-Tenant (General Application)

I N D E X

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SCHEDULES

Schedule A	-	Plan Showing Leased Premises

Schedule A1	-	Legal Description of Land

Schedule A2	-	Additional Leased Premises

Schedule B	-	Definitions

Schedule C	-	Rules and Regulations

Schedule D	-	Landlord’s Work

Schedule E	-	Additional Covenants, Agreements and Conditions (if any)

Schedule F	-	Form of Indemnity Agreement (if applicable)

Schedule G	-	Security Interest – Remedies on Default

Schedule H	-	Contents of Leased Premises

Schedule J	-	Telecommunications Facilities

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PAGE 1 OF TERM SHEET — FORMING PART OF LEASE OF OFFICE SPACE — MULTI-TENANT

1.	(a)		LANDLORD: MORGUARD REAL ESTATE INVESTMENT TRUST

		ADDRESS:	55 City Centre Drive
			Suite 800
			Mississauga, ON L5B 1M3

			c/o Morguard Investments Limited	TELEPHONE:	905.281.3800
				FAX NUMBER:	905.281.4826

		Attention: Vice-President, Property Management, Office/Industrial, Eastern Canada

	(b)		LANDLORD’S HEAD OFFICE:

			c/o Morguard Investments Limited	TELEPHONE:	905.281.3800
			800 – 55 City Centre Drive	FAX NUMBER	905.281.1800
			Mississauga, ON L5B 1M3

			Attention: President

	(c)	Landlord’s “Environmental Contact”: Operations Manager

	(d)	The Landlord covenants, warrants and represents to the Tenant that Morguard Realty Holdings Inc. holds registered title to the Project as nominee of the Landlord.

2.	TENANT (legal name): ALLIANCE DATA L.P. by its general partner, ENLOGIX INC.

ADDRESS:	TELEPHONE: 416-496-5299
200 Yorkland Boulevard
Suite 1000 and 1100
Toronto, ON M2J 5C1

Attention: Peter Hazelwood

TENANT’S HEAD OFFICE:

Same as above.
3.	PROJECT NAME: 200 Yorkland Boulevard

MUNICIPAL ADDRESS OF PROJECT: 200 Yorkland Boulevard, Toronto, Ontario
4.	LEASED PREMISES:

Attached as Schedule A to this Lease is a plan of the Project showing the Leased Premises by hatching. The Leased Premises are comprised of the 10th and 11th floors of the Building and are designated as unit(s) 1000 and 1100.
5.	RENTABLE AREA OF LEASED PREMISES:

The Rentable Area of the Leased Premises has been calculated by the Landlord’s architect or surveyor in accordance with the BOMA ANSI standards ANSI Z65.1-1980, reaffirmed 1989 (the “BOMA Standard”), and is deemed, for the purposes of this Lease, to be 27,599 square feet for the Term and any extension and renewal periods.

6.	(a)	SECURITY DEPOSIT:	$NIL

	(b)	OTHER DEPOSIT:	$NIL

Initials
Landlord	Tenant

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PAGE 2 OF TERM SHEET — FORMING PART OF LEASE OF OFFICE SPACE — MULTI-TENANT

7.	TERM:	7 years, 0 months, 0 days.

	(a)	FIRST DAY OF TERM: January 1, 2006

	(b)	LAST DAY OF TERM: December 31, 2012
8.	BASIC RENT:
From: January 1, 2006 to December 31, 2008 $331,188.00 per annum $27,599.00 per mo. calculated at a rate of $12.00 per square foot per annum of the Rentable Area of the Leased Premises
From: January 1, 2009 to December 31, 2010 $344,987.52 per annum $28,748.96 per mo. calculated at a rate of $12.50 per square foot per annum of the Rentable Area of the Leased Premises.
From: January 1, 2011 to December 31, 2012 $386,386.00 per annum $32,198.83 per mo. calculated at a rate of $14.00 per square foot per annum of the Rentable Area of the Leased Premises.
9.	USE OF LEASED PREMISES:
The Leased Premises may be used and occupied for the purpose of general business offices including, without limitation, for the business of providing processing, transaction and marketing services, and as a call centre, and any other use permitted by the applicable by-laws covering the Leased Premises, and first approved by the Landlord and for no other purpose. The Leased Premises shall not be used for any use prohibited by Article 5.00 or Section 9.05. The Tenant’s use in the Leased Premises as a call centre shall be limited to the extent that the number of employees shall be the lesser of 100 employees per floor and that number of employees per floor as determined by any governmental building or fire regulations.

10.	ENVIRONMENTAL ISSUES:

	LEASE SECTION 9.05:	Applies ☑	Does not apply ☐

	RIDER 1 (SECTION 9.05):	Applies ☐	Does not apply ☑

11.	INDEMNIFIER: ALLIANCE DATA SYSTEMS CORP.
TELEPHONE: (972) 348-4442
ADDRESS:
17655 Waterview Parkway
Dallas, Texas 75252

Attention: General Counsel
Additional Covenants, Agreements and Conditions (if any) listed here are more particularly set out in Schedule E.
1.	AREA MEASUREMENT

2.	LEASEHOLD IMPROVEMENT ALLOWANCE

3.	TENANT’S WORK

4.	WORKING DRAWINGS

5.	PERMITS AND APPROVALS

6.	RIGHT TO ASSIGN OR SUBLET

7.	ROOF MOUNTED COMMUNICATION EQUIPMENT

8.	SIGNAGE

9.	RESTORATION

Initials
Landlord	Tenant

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PAGE 3 OF TERM SHEET — FORMING PART OF LEASE OF OFFICE SPACE — MULTI-TENANT
10.	OPTION TO EXTEND

11.	OPTION TO EXPAND

12.	PARKING

13.	SALE AND DEMOLITION

14.	NO REQUIREMENT TO OCCUPY

15.	NON-DISTURBANCE AGREEMENT

16.	ENVIRONMENTAL

17.	CASH INDUCEMENT

18.	ACTING REASONABLY

19.	2005 OPERATING COST ESTIMATE

20.	GERMANE POLLUTANTS

Initials
Landlord	Tenant

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LEASE OF OFFICE SPACE
MULTI-TENANT OFFICE BUILDING
THIS LEASE is made as of the 19th day of December, 2005.
BETWEEN:
MORGUARD REAL ESTATE INVESTMENT TRUST
(the “Landlord”)
AND:
ALLIANCE DATA L.P.

a limited partnership organized under the laws of the Province of Alberta, by its general partner ENLOGIX INC., a company incorporated under the laws of Canada
(the “Tenant”)
AND:
ALLIANCE DATA SYSTEMS CORP.
a company incorporated under the laws of the State of Delaware, one of the United States of America
(the “Indemnifier”)
IN CONSIDERATION of the mutual covenants contained herein, the parties hereby agree as follows:
ARTICLE 1.00 — DEFINITIONS
1.01 Definitions — In this Lease the terms defined in Schedule B shall have the meanings designated therein respectively.
ARTICLE 2.00 — GRANT OF LEASE AND GENERAL COVENANTS
2.01 Grant — The Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Leased Premises, to have and to hold during the Term, subject to the terms and conditions of this Lease.
2.02 Landlord’s General Covenants — The Landlord covenants with the Tenant:
(a)	subject to the provisions of this Lease, for quiet enjoyment of the Leased Premises so long as the Tenant shall observe and perform all of the covenants and obligations of the Tenant herein; and

(b)	to observe and perform all the covenants and obligations of the Landlord herein.
2.03 Tenant’s General Covenants — The Tenant covenants with the Landlord:
(a)	to pay Rent without any deduction, abatement or set-off whatsoever except as is otherwise provided for in this Lease; and

(b)	to observe and perform all the covenants and obligations of the Tenant herein.
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ARTICLE 3.00 — TERM AND POSSESSION
3.01 Term — The Term of this Lease shall begin on the Commencement Date and end on the date set out in Item 7(b) of the Term Sheet unless terminated earlier as provided in this Lease.
3.02 Acceptance of Leased Premises — Taking possession of all or any portion of the Leased Premises by the Tenant shall be conclusive evidence as against the Tenant that the Leased Premises or such portion thereof and the Common Elements are in satisfactory condition on the date of taking possession, subject only to latent defects and to deficiencies (if any) listed in writing in a notice delivered by the Tenant to the Landlord not more than 10 days after the date of taking possession and further subject to completion by the Landlord of the Landlord’s Work set out in this Lease and the Landlord’s maintenance, repair and replacement obligations specifically set out in this Lease.
ARTICLE 4.00 — RENT
4.01 Rent — The Tenant shall pay to the Landlord as Rent for the Leased Premises the aggregate of:
(a)	Basic Rent in respect of each year of the Term, payable in advance and without notice or demand in monthly instalments as set out in Item 8 of the Term Sheet commencing on the Commencement Date and on the first day of each calendar month thereafter during the Term;

(b)	the Tenant’s Proportionate Share of Operating Costs and the Tenant’s Proportionate Share of Taxes, during the Term, in each case payable in monthly instalments at the times and in the manner provided in Section 4.06; and

(c)	all amounts (other than payments under Subsections 4.01 (a) and (b)) payable by the Tenant to the Landlord under this Lease, at the times and in the manner provided in this Lease or, if not so provided, as reasonably required by the Landlord.
4.02 Intent — It is the stated purpose and intent of the Landlord and the Tenant that this Lease and the Rent shall be fully net to the Landlord, except as is otherwise provided for in this Lease.
4.03 Payment of Rent — General — All amounts payable by the Tenant to the Landlord pursuant to this Lease shall be deemed to be Rent and shall be payable and recoverable as Rent in the manner herein provided and the Landlord shall have all rights against the Tenant for default in any such payment as in the case of arrears of Rent. Rent shall be paid to the Landlord in lawful money of Canada, without deduction, abatement or set-off except as is otherwise provided for in this Lease, at the local address of the Landlord set out in Item 1 of the Term Sheet or to such other Person or such other address as the Landlord may from time to time designate in writing. The Tenant’s obligation to pay Rent and the Landlord’s obligation to refund any overpayments of Rent shall survive the expiration or earlier termination of this Lease. Any Rent or other sum received or accepted by the Landlord and paid by anyone other than the Tenant, on behalf of the Tenant, shall not release or in any way affect the covenants of the Tenant set out in this Lease and shall not be deemed to constitute or evidence the Landlord’s consent to a Transfer under Article 12.00. Any Rent or other sum received by the Landlord from or for the account of the Tenant while the Tenant is in default under this Lease may be applied at the Landlord’s option to the satisfaction in whole or in part of any of the obligations of the Tenant then due under this Lease in such manner as the Landlord sees fit regardless of any designation or instruction of the Tenant to the contrary.
4.04 Partial Month — If the Commencement Date is a day other than the first day of a calendar month, or if the Term ends on any day other than the last day of a calendar month, Rent for the fractions of a month at the beginning and at the end of the Term shall be adjusted pro rata on a per diem basis.
4.05 Payment of Tenant’s Occupancy Costs
(1) Estimate and Payment
(a)	The Landlord shall deliver to the Tenant a written estimate or a written revised estimate of: (i) the Tenant’s Proportionate Share of Operating Costs for each Fiscal Year; and (ii) the Tenant’s Proportionate Share of Taxes for each Fiscal Year. The Tenant shall pay to the Landlord the amount so estimated in equal monthly instalments (except as otherwise required in this Section 4.06 with respect to Taxes) in advance over that Fiscal Year simultaneously with the Tenant’s payments on account of Basic Rent. If the Landlord does not deliver to the Tenant such an estimate, the Tenant shall continue to pay the Tenant’s Proportionate Share of Operating Costs and the Tenant’s Proportionate Share of Taxes
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based on the last such estimate delivered by the Landlord until a further estimate is delivered by the Landlord and the next payment on account of the Tenant’s Operating Costs or Taxes shall be adjusted to take into account any over or under payment in the preceding instalments paid in the Fiscal Year to which the estimate or revised estimate relates. Notwithstanding the foregoing, as soon as bills for all or any portion of amounts included in Operating Costs and Taxes as so estimated are received, the Landlord may bill the Tenant for the Tenant’s Proportionate Share thereof and the Tenant shall pay the Landlord such amounts so billed (less all amounts previously paid on account by the Tenant on the basis of the Landlord’s estimate as aforesaid) as Rent within 5 days following demand therefor.

(b)	Within 120 days after the date in each calendar year when the final instalment of Property Taxes is due in respect of commercial properties generally in the municipality in which the Project is located (the “Final Payment Date”), the Landlord shall deliver a statement (the “Tax Statement”) to the Tenant that: (i) specifies the Tenant’s Proportionate Share of Taxes for the Property Tax Year; and (ii) sets out the total (the “Prepayment Total”) of amounts payable under this Subsection 4.06(1)(b) that have been paid by the Tenant between the Final Payment Date in the previous Property Tax Year and the Final Payment Date of the current Property Tax Year. If requested by the Tenant, the Landlord will provide the Tenant with access to its tax assessments and tax bills for the purposes of determining the amount of Taxes for the relevant Property Tax Year. If the Prepayment Total, less any amounts that were previously credited to the Tenant, and any amounts paid for arrears in respect of previous Property Tax Years, (the “Net Prepayment Total”) is less than the Tenant’s Proportionate Share of Taxes specified in the Tax Statement, the Tenant shall pay the deficiency with the next monthly payment of Basic Rent. If the Net Prepayment Total exceeds the Tenant’s Proportionate Share of Taxes specified in the Tax Statement, the Landlord shall, unless the Tenant is then in default under this Lease, notice of which has been delivered to the Tenant, credit the excess to the Tenant on account of the next succeeding payments of the Tenant’s Occupancy Costs. The Landlord may estimate Taxes for the Property Tax Year following the then current Property Tax Year and the Tenant shall continue after the Final Payment Date to make monthly payments in advance, in amounts determined by the Landlord, for periods determined by the Landlord. The monthly payments paid by the Tenant after the Final Payment Date shall be credited against the Tenant’s Proportionate Share of Taxes for the subsequent Property Tax Year.

(c)	Any portion of the Tenant’s Proportionate Share of Taxes accrued with respect to the Term or any part thereof paid by the Landlord prior to the Commencement Date shall be reimbursed by the Tenant to the Landlord on the Commencement Date or on demand thereafter. Subject to Sections 8.03 and 8.05, the Tenant shall pay the Tenant’s Proportionate Share of any Taxes or the Landlord’s reasonable estimate thereof monthly in advance in the same manner as for payment of the Tenant’s Proportionate Share of Operating Costs.

Notwithstanding the foregoing, the Landlord shall always have the right:
(i) to revise the amount of instalments on account of Taxes payable by the Tenant to an amount that allows the Landlord to collect all Taxes payable by the Tenant by the final due date of Taxes for the calendar year; and/or
(ii) to schedule and require payment by the Tenant of instalments on account of Taxes payable by the Tenant such that by the final due date of Property Taxes for any calendar year, the Tenant shall have paid to the Landlord the full amount of Taxes payable by the Tenant for such calendar year.
(2) Annual Statement and Adjustment - The Landlord shall deliver to the Tenant within 120 days after the end of each Fiscal Year prepared by or for the Landlord, a written statement of its auditors (who shall be a firm of independent chartered accountants), setting out in reasonable detail the amount of the Tenant’s Proportionate Share of Operating Costs for such Fiscal Year. If requested by the Tenant, the Landlord shall provide the Tenant with access to its financial records for the purpose of determining the amount of Operating Costs payable by the Tenant for the relevant Fiscal Year. If the total of monthly instalments of the Tenant’s Proportionate Share of Operating Costs actually paid by the Tenant to the Landlord during that Fiscal Year differs from the amount of the Tenant’s Proportionate Share of Operating Costs payable for that Fiscal Year under Subsection 4.01(b), the Tenant shall pay to the Landlord or, if the Tenant is not in default notice of which has been delivered to the Tenant, the Landlord shall credit to the Tenant on account of the next succeeding payments of the Tenant’s Operating Costs and Taxes, as the case may be, the difference, without interest, within 30 days after the date of delivery of the statement.
(3) Disputes - If the Tenant disputes the Landlord’s auditors’ statement setting out Operating Costs or the Tax Statement for any Fiscal Year or Property Tax Year, as the case may be, the Tenant shall provide notice thereof in writing to the Landlord within 180 days of delivery of the applicable statement in respect of that Fiscal Year or Property Tax Year, as the case may be. Notwithstanding delivery of such notice, the Tenant shall continue to pay Rent in accordance with
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the terms of this Lease. In the event of a dispute, the determination of the Tenant’s Proportionate Share of Operating Costs or the Tenant’s Proportionate Share of Taxes as made by the Landlord’s auditors shall be conclusive and binding upon both the Landlord and the Tenant unless manifest error is demonstrated. All costs of obtaining such determination shall be included in Operating Costs; provided that if the Landlord’s auditors confirm the Landlord’s calculations within a variance of 3%, the Tenant shall be solely responsible for the entire cost of such determination and shall pay such costs to the Landlord forthwith upon demand. If the Tenant and any one or more of the other tenants in the Project are responsible to pay such costs, the Tenant shall be jointly and severally liable with such other tenant or tenants.
4.06 Resolution of Disputes — In the event of any disagreement as to the amount or propriety of any amount included in Operating Costs, a certificate of the external auditor of the Landlord, acting reasonably, shall be conclusive as to the amount of Operating Costs for any period to which such certificate relates unless manifest error is demonstrated.
4.07 Area Determination — The Landlord and the Tenant agree that the Rentable Area of the Leased Premises has been measured by the Landlord’s architect or surveyor in accordance with the BOMA Standard and is deemed for the purposes of this Lease to be 27,599 square feet for the Term and any extension and renewal periods thereof and that the Tenant shall be required to pay Rent based on this area. The Landlord may from time to time, as it deems necessary, cause the Rentable Area of the Leased Premises and the Total Rentable Area of the Building or any part thereof to be recalculated or remeasured and the cost thereof except for the Leased Premises shall be included in Operating Costs (except as otherwise provided in this Section 4.08 and in Section 1 of Schedule E of this Lease). Upon any such recalculation or remeasurement, Rent (including without limitation Basic Rent) shall be adjusted accordingly. If any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) is disputed or called into question by the Tenant, it shall be calculated or determined by the Landlord’s independent and duly qualified architect or surveyor from time to time appointed for that purpose, whose certificate shall be conclusive and binding upon the parties hereto unless manifest error is demonstrated. The cost of such calculation or determination shall subject to Section 1 of Schedule E of this Lease be included in Operating Costs; provided that if the Tenant disputes the Landlord’s calculation or determination and the calculation or determination by the Landlord’s architect or surveyor agrees with the Landlord’s calculation or determination within a 2% variance, the Tenant shall pay the full cost of such calculation or determination forthwith upon demand. If the Tenant and any one or more of the other tenants in the Project are responsible to pay such costs, the Tenant shall be jointly and severally liable with such other tenant or tenants.
If any error shall be found in the calculation of the Rentable Area of the Leased Premises or in the calculation of the Tenant’s Proportionate Share, Rent (including without limitation Basic Rent) shall be adjusted for the Fiscal Year in which the error is discovered and for the Fiscal Year preceding the Fiscal Year in which the error was discovered, if any, and thereafter, but not for any prior period.
Notwithstanding the foregoing, so long as the Leased Premises comprise full floors in the Building, the Landlord shall not be entitled to recalculate or remeasure the Rentable Area of same in accordance with this Section 4.08.
4.08 Vacancy — If any part of the Building available for leasing is not occupied, the Landlord shall have the right, in respect of amounts forming part of Operating Costs which vary proportionately with occupancy, to include in Operating Costs a larger amount of costs, which larger amount shall be based on a reasonable estimate of the actual cost which would have been incurred if the unoccupied parts of the Building available for leasing were occupied, it being intended hereby that the Landlord shall obtain, to the extent reasonably possible, full reimbursement of Operating Costs attributable to or in respect of occupied premises, and not that: (i) the Tenant shall subsidize Operating Costs incurred by the Landlord attributable to or in respect of vacant premises; or (ii) the Landlord shall recover more than actual Operating Costs.
ARTICLE 5.00 — USE AND OCCUPATION
5.01 Use of Leased Premises — The Tenant may use and occupy the Leased Premises only for the purposes set out in Item 9 of the Term Sheet and shall not use or permit the Leased Premises or any part thereof to be used or occupied for any other purpose or business except as otherwise expressly permitted under this Lease or by any Person other than the Tenant except as otherwise provided for in Article 12.00. The Tenant shall be responsible for obtaining at its expense all necessary approvals, licences and permits, including but not limited to zoning, development, building, occupancy and business approvals, licences and permits, for its intended use of the Leased Premises and shall submit all applications for such approvals, licences and permits to the Landlord for its consent (which consent, may not be unreasonably withheld by the Landlord) prior to making application. Notwithstanding the Landlord’s consent to an application, the Tenant shall indemnify and defend the Landlord and hold it harmless from and against any and all Claims incurred or suffered by the Landlord directly or indirectly arising out of the Tenant’s application for
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such approvals, licences or permits or the resulting approvals, licences and permits with respect to the use, intended or otherwise, of the Leased Premises whether such Claims are in respect of the Leased Premises or in respect of the Building or the Project. The Landlord makes no representation whether or not necessary approvals can be obtained for the Tenant’s use or intended use. The Landlord makes no representation or warranty, express or implied, that the present or future use of the Leased Premises, if such use is anything other than office use, is legally fit for the intended use, or complies with any law, by-law or regulation governing the use of the Leased Premises.
5.02 Compliance with Laws — The Tenant shall promptly and at its own cost comply with all present and future laws, regulations and orders relating to, and obtain and maintain in force all approvals, permits, licences and registrations required for, any of the following:
(a)	the occupation or use of and the conduct of any business in or from the Leased Premises;

(b)	the condition of the Leasehold Improvements, fixtures, furniture and equipment installed therein;

(c)	Pollutants and the protection of the environment so far as those laws, regulations and orders or any of them relate to the Leased Premises; and

(d)	the making by the Tenant of any repairs, changes or improvements in or to the Leased Premises;
and the Tenant shall immediately give written notice to the Landlord of the occurrence of any event in the Leased Premises constituting an offence thereunder or being in breach thereof and if the Tenant shall, either alone or with others, cause the happening of any such event, the Tenant shall immediately give the Landlord notice to that effect and thereafter give the Landlord from time to time written notice of the extent and nature of the Tenant’s compliance with the foregoing provisions of this Section.
The Tenant agrees that if the Landlord determines in its sole discretion that the Landlord, its property, its reputation or the Leased Premises or any one or more of the foregoing is placed in any jeopardy, as determined by the Landlord, by the requirements for any work required to ensure compliance with the foregoing provisions of this Section 5.02, or the Tenant is unable to fulfil its obligations under this Section, the Landlord may itself undertake such work or any part thereof at the cost and expense of the Tenant.
The Tenant shall, at its own expense, remedy any damage to the Leased Premises caused by such event or work or by the performance of the Tenant’s obligations under this Section.
If alterations or improvements to the Leasehold Improvements or to the Leased Premises are necessary to comply with any of the foregoing provisions of this Section or with the requirements of insurance carriers, the Tenant shall forthwith complete such work, complying always with the applicable provisions of this Lease, to the extent that it can be done within the Leased Premises and in any event shall pay the entire cost of alterations and improvements so required.
Notwithstanding anything contained herein to the contrary, the Landlord shall be responsible at its sole cost and expense and to the complete exoneration of the Tenant for remedying any work done by it in the Leased Premises during the Term, which has not been done in compliance with the requirements of any applicable laws, regulations or orders applicable to any such work. In addition, the Landlord shall be responsible at its sole cost and expense to make all repairs and replacements to the Leased Premises which are required as a result of any present or future laws, regulations or orders which are of a general application as opposed to a result of the specific use of the Leased Premises by the Tenant.
5.03 Prohibited Uses — The Tenant shall not commit, cause or permit any nuisance in or about or any damage to the Leased Premises or any part thereof, the Building, the Project or any of the Leasehold Improvements or goods or fixtures therein, any overloading of the floors of the Leased Premises or any use or manner of use causing annoyance to other tenants or occupants of the Project. Without limiting the generality of the foregoing, the Tenant shall not use or permit the use of any portion of the Leased Premises for any dangerous, illegal, noxious, odorous or offensive trade, business or occurrence. The Tenant shall keep the Leased Premises free of debris, Pollutants and anything of a dangerous, noxious, odorous or offensive nature or which could create a fire hazard (through undue load on electrical circuits or otherwise) or vibration, heat, odour or noise detectable outside the Leased Premises in the sole discretion of the Landlord. The Tenant shall not use equipment in the Leased Premises in a manner that results in its being seen or heard outside the Leased Premises. The Landlord acknowledges and agrees that the permitted use of the Leased Premises set out in Item 9 of the Term Sheet shall be deemed not to constitute a default by the Tenant under the provisions of this Section 5.03.
5.04 Common Elements — The Tenant and its employees and invitees shall be entitled to use, in common with others entitled thereto, for purposes for which they are intended 24 hours a day, 7
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days a week, the Common Elements. The Tenant and its employees and invitees shall not obstruct the Common Elements or use the Common Elements other than for their intended purposes and then only in accordance with the rules and regulations set by the Landlord from time to time.
5.05 Hazardous Use — The Tenant shall not do, omit to do or permit to be done anything other than the permitted use of the Leased Premises as set out in Item 9 of the Term Sheet which will cause or may have the effect of causing the cost of the Landlord’s insurance in respect of the Project or any part thereof to be increased at any time during the Term or any policy of insurance on or relating to the Project to be subject to cancellation. Without waiving or limiting the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand, the amount of any increase in the cost of insurance caused by anything so done or omitted or permitted to be done other than the permitted use of the Leased Premises as set out in Item 9 of the Term Sheet. The Tenant shall forthwith upon the Landlord’s request comply with the requirements of the Landlord’s insurers, cease any activity complained of other than the permitted use of the Leased Premises as set out in Item 9 of the Term Sheet and make good any circumstance which has caused any increase in insurance premiums or the cancellation or threatened cancellation of any insurance policy. In determining the amount of increased premiums for which the Tenant is responsible, a schedule or statement issued by the Person who computes the insurance rates for the Landlord showing the components of the rate shall be conclusive evidence of the items that make up the rate unless manifest error is demonstrated. If any policy of insurance in respect of the Project or any part thereof is cancelled or becomes subject to cancellation by reason of anything so done or omitted or permitted to be done, other than the permitted use of the Leased Premises as set out in Item 9 of the Term Sheet and in the event comparable replacement insurance is not available, the Landlord may without prior notice terminate this Lease and re-enter the Leased Premises.
5.06 Tenant’s Security Interest — The Tenant shall not, without the Landlord’s prior written consent, create a security interest in Leasehold Improvements installed by the Tenant or the Landlord in the Leased Premises.
5.07 Rules and Regulations — The Tenant shall observe and cause its employees, servants, agents, invitees, customers, subtenants, licensees and others over whom the Tenant can reasonably be expected to exercise control to observe the rules and regulations attached as Schedule C hereto and such further and other reasonable rules and regulations and amendments and additions thereto as may be made by the Landlord and notified to the Tenant by mailing a copy thereof to the Tenant or by posting same in a conspicuous place in the Building. All such rules and regulations now or hereafter in force shall be read as forming part of this Lease; provided that if there is a conflict between the rules and regulations and this Lease, the terms of this Lease shall prevail. The Landlord shall not be responsible to the Tenant for the non-observance of any rule or regulation or the terms of any lease or agreement to lease by any other tenant of the Project. Such rules and regulations as amended shall not be promulgated or enforced in an arbitrary or discriminatory manner as against the Tenant.
5.08 Permitted Signs — Subject to Section 8 of Schedule E of this Lease, the Tenant shall use only such identification signs as are prescribed by the Landlord from time to time and as comply with all applicable by-laws, regulations and codes as to size, location, arrangement, type of lettering, colour, appearance and design for uniform use by office tenants in the Building. Such signs shall contain only the name under which the Tenant carries on business.
5.09 Prohibited Signs — Except with the prior written consent of the Landlord, which consent may not be unreasonably withheld or delayed, or as provided in Section 5.08 and subject to Section 8 of Schedule E of this Lease, the Tenant shall not paint, display, inscribe, place or affix any sign, symbol, notice, advertisement, display or direction of any kind anywhere outside the Leased Premises or on the interior of any glass, windows or doors or elsewhere within the Leased Premises so as to be visible from the outside of the Leased Premises.
5.10 Window Coverings — Without the prior written consent of the Landlord, the Tenant shall not install any blinds, drapes, curtains or any other window coverings in the Leased Premises and shall not remove, add to or change the blinds, drapes, curtains or other window coverings installed by the Landlord from time to time. The Tenant shall keep all window coverings open or closed at various times as the Landlord may from time to time direct by the rules and regulations or otherwise.
5.11 Parking — Any Parking Facilities provided by the Landlord shall at all times be subject to the exclusive control and management of the Landlord or those whom the Landlord may designate from time to time. Subject to Section 12 of Schedule E of this Lease, the Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to any Parking Facilities and shall have the right from time to time:
(a)	to expand, reduce, or change the area, level, location and arrangement of the Parking Facilities and to construct any Parking Facilities;

(b)	to enforce parking charges with appropriate provisions for free parking ticket validating by tenants of the Building;
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(c)	to temporarily close all or any portion of the Parking Facilities to such extent as may, in the Landlord’s opinion, be legally sufficient to prevent a dedication thereof or the accrual of rights to any Person or the public;

(d)	to temporarily obstruct or close off all or any part of the Parking Facilities for the purpose of maintenance or repair; and

(e)	to do and perform such other acts in and to the Parking Facilities as, in the judgment of the Landlord, shall be advisable with a view to the improvement of the convenience of and use of the Building by tenants, their employees and invitees.
The Landlord will operate and maintain the Parking Facilities in such manner as the Landlord in its sole discretion shall determine from time to time, but in any event, in a manner as would a prudent owner of a similar building, of similar age, use and class in the area in which the Building is located and in accordance with all applicable governmental laws including, without limitation, Environmental Laws, by-laws and regulations. Without limiting the scope of such discretion, the Landlord shall have the sole right to employ all personnel and make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Parking Facilities. The Tenant shall participate in any free parking or other ticket validation system established by the Landlord and abide by all rules and regulations pertaining thereto and the Tenant shall pay to the Landlord monthly, together with payments on account of Basic Rent, all parking charges attributable to the Tenant as evidenced by parking tickets validated by the Tenant in accordance with any system established by the Landlord.
5.12 Authorization of Enquiries — The Tenant hereby authorizes the Landlord to make enquiries from time to time of any government or municipality or governmental or municipal agency with respect to the Tenant’s compliance with any and all laws and regulations pertaining to the Tenant or the business conducted in the Leased Premises including, without limitation, laws and regulations pertaining to Pollutants and the protection of the environment; and the Tenant covenants and agrees that the Tenant shall from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information.
5.13 Records — The Tenant shall keep on the Leased Premises or at the Tenant’s head office complete records as required by Environmental Laws of all goods stored on, or processed, manufactured, packaged or used in any process in the Leased Premises by the Tenant and by any other occupant of the Leased Premises or any part thereof. The Landlord may examine such records upon reasonable notice to the Tenant and the Tenant shall provide extracts from or copies thereof relating to environmental matters only all as required by the Landlord from time to time. This requirement to maintain such records shall survive the expiry or earlier termination of the Term for the period required by Environmental Laws.
5.14 Overloading — The Tenant shall not install or permit the installation of equipment or storage of items that, in the opinion of the Landlord’s independent and duly qualified engineer, overloads the capacity of any utility or of any electrical or mechanical facility in the Project or which may exceed the load-bearing capacity of the floors of the Project. If damage is caused to the Leased Premises or to the Project as a result of any installation in contravention of this Section, the Tenant shall repair the damage or, at the Landlord’s option, pay to the Landlord on demand the cost of repairing the damage incurred by the Landlord.
5.15 Telecommunications
(1) The Tenant may utilize a telecommunication service provider of its choice with the Landlord’s prior written consent, which consent shall not be unreasonably withheld, subject to the provisions of this Lease, including but not limited to the following:
(a)	prior to commencing any work in the Project, the service provider shall execute and deliver the Landlord’s standard form of licence agreement, which shall include a provision for the Landlord to receive compensation for the use of the space for the service provider’s equipment and materials;

(b)	the Landlord shall incur no expense or liability whatsoever with respect to any aspect of the provision of telecommunication services, including without limitation, the cost of installation, service, materials, repairs, maintenance, removal, interruption or loss of telecommunication service;

(c)	the Landlord must first reasonably determine that there is sufficient space in the risers of the Building for the installation of the service provider’s wiring and cross connect; and

(d)	the Tenant hereby releases the Landlord from all Claims incurred by the Tenant, caused by or arising out of, either directly or indirectly, any acts or omissions by the service provider or the Tenant or those for whom either of them is responsible at law with respect to such telecommunication services.
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(2) The Tenant shall be responsible for the costs associated with the supply and installation of telephone, computer and other communication equipment and systems and related wiring within the Leased Premises to the boundary of the Leased Premises for hook up or other integration with telephone and other communication equipment and systems of a telephone or other communication service provider, which equipment and systems of the service provider are located or are to be located in the Building pursuant to the Landlord’s standard form of licence agreement and, subject to the provisions of Section 14.01, for the removal of same.
(3) The Landlord shall supply space in risers in the Building and space on floor(s) of the Building in which the Leased Premises are located, the location of which shall be designated by the Landlord in its discretion, to telecommunication service providers who have entered into the Landlord’s standard form of licence agreement for the purpose, without any cost or expense to the Landlord therefor, of permitting installation in such risers and on such floor(s) of telephone and other communication services and systems (including data cable patch panels) to the Leased Premises at a point designated by the Landlord.
(4) The Landlord shall have the right to assume control of wiring, cables and other telecommunication equipment in the Building and may designate them as part of the Common Elements.
ARTICLE 6.00 SERVICES, MAINTENANCE, REPAIR AND ALTERATIONS BY LANDLORD
6.01 Operation of Project — During the Term the Landlord shall operate, maintain and repair the Project in accordance with all applicable governmental laws including, without limitation, Environmental Laws, bylaws and regulations and as would a prudent owner of a similar building, of similar age, use and class in the area in which the Building is located, and shall provide the Services set out in this Article 6.00; provided that the Landlord shall not be responsible for operating, maintaining, repairing or replacing any systems, facilities or equipment to the extent that the operation, maintenance, repair or replacement thereof are specifically stated in this Lease to be the responsibility of the Tenant.
6.02 Building Services and Facilities — The Landlord shall provide:
(a)	washrooms accessible to the Leased Premises for the use of the Tenant, its employees and invitees in common with other persons entitled thereto;

(b)	domestic running water to the building standard washrooms in the Leased Premises, if any, and to washrooms available for the Tenant’s use in common with others entitled thereto;

(c)	access to and egress from the Leased Premises for use by the Tenant, its employees and invitees in common with other persons entitled thereto, provided that the Landlord may restrict access for security purposes or require that all persons seeking access produce identification;

(d)	heating, ventilation and air conditioning to the Building, including the Leased Premises, to a level sufficient to maintain therein conditions of reasonable temperature and comfort provided that, unless otherwise agreed by the parties, a full standard of interior climate control shall only be maintained during those hours and on those days established from time to time by the Landlord as being operating periods for the Building which operating periods currently are 7:00 a.m. to 6:00 p.m. Monday to Friday (except statutory and public holidays), having reasonable regard to energy conservation;

(e)	lighting and electrical power to the Common Elements as reasonably required;

(f)	electrical power to the Leased Premises for lighting and for standard office equipment capable of operating from the voltage circuits available and then standard for the Building;

(g)	janitorial services to the Leased Premises and Common Elements to a standard consistent from time to time with similar buildings, of similar age, use and class, in the area in which the Building is located;

(h)	a directory board located in the Common Elements providing identification of the tenants in the Building in such manner and containing such information as the Landlord may determine; and

(i)	subject to Section 5.15, appropriate ducts for bringing telephone services to the Leased Premises.
6.03 Maintenance, Repair and Replacement — Subject to the provisions of Article 10.00, the Landlord shall operate, maintain, repair and replace the systems, facilities and equipment necessary
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for the proper operation of the Project and for provision of the Landlord’s Services set out in Section 6.02 (except as may be installed by or be the property of the Tenant) all in accordance with all applicable governmental laws including, without limitation, Environmental Laws, by-laws, and regulations, and in a manner as would a prudent owner of a similar building, of similar age, use and class in the area in which the Building is located and shall maintain and repair the foundations, structure and roof of the Building and repair damage to the Building which the Landlord is obligated to insure against under Article 9.00 all in accordance with all applicable governmental laws including, without limitation, Environmental Laws, by-laws, and regulations and in a manner as would a prudent owner of a similar building, of similar age, use and class in the area in which the Building is located, provided that:
(a)	if and so long as all or part of the systems, facilities and equipment in the Project or the supply of utilities to the Project are destroyed, damaged or interrupted, the Landlord shall have a reasonable time within which to complete any necessary repair or replacement and, during that time, shall only be required to maintain such Services as are reasonably possible in the circumstances;

(b)	the Landlord may upon reasonable prior notice to the Tenant temporarily discontinue such Services or any of them at such times as may reasonably be necessary;

(c)	the Landlord shall use reasonable diligence in carrying out its obligations under this Section 6.03, but shall not be liable under any circumstances for any consequential damages, whether direct or indirect, to any Person or property resulting from any failure to do so;

(d)	no reduction or discontinuance of Services under this Section 6.03 shall be construed as a breach of the Landlord’s covenant for quiet enjoyment or as an eviction of the Tenant or, except as specifically provided otherwise in this Lease, release the Tenant from any obligation under this Lease;

(e)	the Landlord shall not be liable under any circumstances for any damage caused by interruption or failure of any satellite, telecommunications system, utility, wiring, elevator or escalator;

(f)	the Landlord shall have no responsibility for any inadequacy of performance of any systems within the Leased Premises if the Leased Premises or the use thereof depart from the design criteria for such systems as established by the Landlord for the Building as previously provided to the Tenant; and

(g)	nothing contained herein shall derogate from the provisions of Article 10.00.
6.04 Alterations / Renovations by Landlord — During the Term or any renewal or extension thereof, it is understood and agreed that, if the Landlord intends to make changes, additions or improvements to or renovate the Project or any part thereof, of which the Leased Premises form a part (the “Renovation Work”), notwithstanding anything contained in this Lease to the contrary, the Landlord, its servants, agents, contractors and representatives may proceed with the Renovation Work without further consent or approval of the Tenant and the Tenant hereby irrevocably grants to the Landlord its consent to the carrying out of the Renovation Work; provided that the Renovation Work shall not materially interfere with or adversely affect access to and egress from the Leased Premises, and the business of the Tenant carried on in the Leased Premises. The Landlord shall proceed expeditiously with completion of the Renovation Work and to the extent reasonably possible in the circumstances shall attempt to minimize any material interference with the vista of the Tenant’s exterior signage referred to in Section 8 of Schedule E of this Lease in the course of completing same. It is specifically understood and agreed that there shall be no compensation paid to the Tenant nor shall there be any abatement of Rent in connection with the Renovation Work. In exercising its rights pursuant to this Section 6.04, the Landlord shall be entitled to:
(a)	enter the Leased Premises from time to time to make changes or additions to the structure, systems, facilities and equipment in the Leased Premises where necessary to serve the Leased Premises or other parts of the Building;

(b)	limit from time to time as may be necessary by reason of the Renovation Work, ingress to and egress from the Leased Premises and/or the Project;

(c)	change, add to, diminish, demolish, dedicate for public purposes part or parts of, improve or alter any part of the Project not in or forming part of the Leased Premises; and

(d)	change, add to, diminish, improve or alter the location and extent of the Common Elements.
The Landlord agrees to use commercially reasonable efforts to give to the Tenant reasonable prior notice of its intention to proceed with the Renovation Work and the Tenant shall cooperate with the Landlord in order to allow the Renovation Work to be completed as expeditiously as possible. It is specifically agreed by the Landlord and the Tenant that the Landlord shall not, by reason of
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exercising its rights pursuant to this Section 6.04, be in default or be deemed to be in default of any covenant or proviso contained in this Lease or at law. The Landlord shall at its sole cost and expense repair any damage done to the Leased Premises or its contents as a result of the exercise of any of its rights pursuant to this Section 6.04.
6.05 Access by Landlord — The Tenant shall permit the Landlord to enter the Leased Premises at any time in case of an emergency or a health related issue, either real or perceived, and otherwise during normal business hours where such entry will not unreasonably disturb or interfere with the Tenant’s use of the Leased Premises or operation of its business, to: (i) examine, inspect and show the Leased Premises for purposes of leasing, sale or financing; (ii) provide Services or make repairs, replacements, changes or alterations as provided for in this Lease; or (iii) take such steps as the Landlord may deem necessary for the safety, improvement or preservation of the Leased Premises or the Project. The Tenant shall cooperate with the Landlord in any such showing of the Leased Premises. The Landlord shall, whenever possible, consult with or give reasonable prior notice to the Tenant prior to entry but no such entry shall constitute an eviction or a breach of the Landlord’s covenant for quiet enjoyment or entitle the Tenant to any abatement of Rent. In the exercise of its rights pursuant to this Section 6.05, the Landlord shall not materially interfere with or adversely affect access to and egress from the Leased Premises and the business of the Tenant carried on in the Leased Premises and shall repair at its sole cost and expense any damage done to the Leased Premises or its contents as a result of the exercise by it of any of its rights pursuant to this Section 6.05.
6.06 Energy Conservation — The Landlord shall be deemed to have observed and performed its obligations under this Lease, including those relating to the provision of utilities and Services, if in so doing it acts in accordance with a directive, policy or request of an authority having jurisdiction in the field of energy conservation, security or environmental matters.
6.07 Supervision and Extended Services — The Landlord, if it shall from time to time so elect, shall have the right to supervise the moving of furniture or equipment of the Tenant and (in addition to supervising the Tenant’s work as provided for in this Lease) to supervise the making of repairs conducted within the Leased Premises and the exclusive right to supervise or make deliveries to the Leased Premises. In addition, and by arrangement with the Tenant, the Landlord may provide extended cleaning or other services to the Tenant in addition to those normally supplied and referred to in this Lease. In each case, the Landlord’s costs and expenses incurred with respect thereto together with a reasonable administration fee with respect to the items provided to the Tenant at its request shall except as is otherwise provided for in Section 3 of Schedule E of this Lease be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices from the Landlord.
6.08 Landlord’s Work — The Tenant agrees that it has entered into this Lease on the express understanding that, unless otherwise specifically provided in Schedule D or Schedule E, the Leased Premises are being leased “as is” and that the Landlord’s work in respect of the Leased Premises is limited to the scope delineated as Landlord’s work in Schedule D. Provided it is understood and agreed that the Leasehold Improvements in place as of the Commencement Date shall remain for the use of the Tenant, all other improvements to the Leased Premises shall be performed at the sole expense of the Tenant in accordance with the terms of this Lease including, but not limited to, Section 7.04.
6.09 Control by Landlord — The Tenant agrees that the Landlord shall have control of the Project and, without limiting the generality of anything contained elsewhere in this Lease, the Landlord may make such use of the Common Elements and permit others to make such use of the Common Elements as the Landlord acting reasonably may from time to time determine subject, in the case of use by others, to such terms and conditions and for such consideration as the Landlord acting reasonably determine, provided that such uses do not materially adversely affect access to and egress from the Leased Premises and the business of the Tenant carried on in the Leased Premises and the Landlord may temporarily close all or any part or parts of the Project to such extent as may, in the opinion of the Landlord or any Consultants engaged by the Landlord in that regard, be legally sufficient to prevent a dedication thereof or the accrual of rights therein to any Person or the public.
ARTICLE 7.00 — PAYMENT FOR SERVICES AND MAINTENANCE, REPAIR AND ALTERATIONS BY TENANT
7.01 Utilities — In addition to the payment of the Tenant’s Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cost of all utilities including electricity supplied to the Leased Premises. The Tenant shall not, without the prior written approval of the Landlord, install or cause to be installed in the Leased Premises any equipment that will require additional utility usage or any telecommunications lines and/or conduits which approval may be arbitrarily withheld in the event any such equipment will require additional utility usage or any telecommunication lines and/or conduits in excess of that normally required for office premises and/or would involve the diminution of the Landlord’s ability to lease other premises in the Building. If, with the Landlord’s approval, such additional equipment is installed, the Tenant shall be solely responsible for such excess utility usage. If utilities are supplied to the Tenant through a meter
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common to other tenants in the Project (there being no obligation on the Landlord to install separate meters), the Landlord shall pay the cost of the utilities and apportion the cost pro rata among the tenants supplied through the common meter, based on all relevant factors including, but not limited to, the hours of use, number and types of lights and electrical equipment and the proportion of each tenant’s Rentable Area to the Rentable Area of all tenants to which the common meter relates. Upon receipt of the Landlord’s statement of apportionment, the Tenant shall promptly reimburse the Landlord for all amounts apportioned to the Tenant by the Landlord; provided that the Landlord may elect by notice to the Tenant to estimate the amount which will be apportioned to the Tenant and require the Tenant to pay that amount in monthly instalments in advance simultaneously with the Tenant’s payments of Basic Rent. Notwithstanding the foregoing, and whether the Leased Premises are separately metered or not, the Landlord may purchase in bulk from the utility supplier the aggregate utility requirements of the Project at the applicable rates determined by a single meter on the Project and may, in billing the Tenant for its share of such utility, apply a scale of rates not greater than the current scale of rates at which the Tenant would from time to time be purchasing the whole of its utilities required and consumed in respect of the Leased Premises if the Tenant were purchasing directly from the utility supplier. The Landlord shall upon the Landlord’s or Tenant’s request install a separate check meter or meters in the Leased Premises at the Landlord’s expense.
In addition to the payments to the Landlord required by this Article 7.00, the Tenant shall pay all rates, charges, costs and expenses as may be assessed or levied by any supplier of utilities to the Tenant other than those supplied by the Landlord.
7.02 Lights — In addition to the payment of the Tenant’s Occupancy Costs and notwithstanding Sections 6.01 and 6.02, except to the extent the same is included in Operating Costs, the Tenant shall pay to the Landlord monthly in advance, with its payments of Basic Rent, a reasonable amount as determined by the Landlord in respect of replacement of building standard fluorescent tubes, light bulbs and ballasts in the Leased Premises on a periodic basis or as required from time to time and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises.
7.03 Heating, Ventilation and Air Conditioning — In addition to the payment of the Tenant’s Occupancy Costs and notwithstanding Sections 6.01 and 6.02, the Tenant shall be responsible for the cost of all heating, ventilation and air conditioning provided at the Tenant’s request to the Leased Premises or any part thereof at times outside of the times required to be provided by the Landlord under Section 6.02(d). The Landlord shall at least once in each Fiscal Year deliver to the Tenant a statement in writing and in reasonable detail setting out the cost to the Tenant for the provision of such excess heating, ventilating and air conditioning for the Leased Premises, which cost shall be charged by the Landlord to the Tenant, at the same rate as it charges from time to time to other tenants in the Building for the provision of such excess heating, ventilation and air conditioning to their respective premises and the Tenant shall promptly reimburse the Landlord for the amount shown in the statement as attributable to the Leased Premises.
7.04 Alterations by Tenant — The Tenant may from time to time at its own expense make changes, additions and improvements to the Leased Premises to better adapt the same to its business, provided that any change, addition or improvement shall:
(a)	comply with the requirements of the Landlord’s insurers and any governmental or municipal authority having jurisdiction;

(b)	be made only if, prior to preparation of any plans and specifications and prior to commencement of any work in the Leased Premises, including, without limiting the generality of the foregoing, any demolition, construction or alterations, the Tenant has determined through testing at its own cost and expense what Pollutants, if any, are present in the Leased Premises and, if the Tenant fails to do so, the Tenant acknowledges and agrees that it shall indemnify and hold harmless the Landlord from and against any and all Claims growing or arising out of the Tenant’s failure to do so;

(c)	if the cost of such improvements are less than $25,000.00 (increased by 3% compounded annually on each anniversary date of the Commencement Date) and do not affect the Leased Premises structurally, the Tenant may proceed with the improvements without the Landlord’s prior written approval. If the cost of such improvements exceed $25,000.00 as such amount may be increased as aforesaid, the Tenant may proceed with the improvements only after detailed plans and specifications therefor have been submitted to the Landlord and received the prior written approval of the Landlord, all at the expense of the Tenant, and should the Landlord provide its written approval, such approval shall not be deemed to mean that the proposed changes, additions or improvements comply with any existing or future municipal by-laws or any other applicable laws, by-laws, codes or requirements. All costs incurred with respect to such approval shall be at the expense of the Tenant. Any changes, additions and/or improvements affecting the Building’s electrical, mechanical and/or structural components shall only be performed by contractors selected by the Landlord (the “Landlord’s Contractors”). A list of the Landlord’s Contractors is available upon request;
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(d)	equal or exceed the then current standard for the Building;

(e)	be carried out in a good and workmanlike manner and, subject to Subsection 7.04(c), only by Persons selected by the Tenant and approved in writing by the Landlord who shall, if required by the Landlord, deliver to the Landlord before commencement of the work, performance and payment bonds as well as proof of workers’ compensation and public liability and property damage insurance coverage, with the Landlord and the Landlord’s Agent and nominee (if any) named as additional insureds, in amounts, with companies and in a form reasonably satisfactory to the Landlord, which shall remain in effect during the entire period in which the work will be carried out; and

(f)	be made only after the Tenant has provided to the Landlord evidence of all requisite permits and licences and any other information reasonably required by the Landlord.
Upon completion of such change, addition or improvement, the Tenant shall provide to the Landlord as-built drawings and/or a CAD disk of same in a format useable by the Landlord, together with evidence satisfactory to the Landlord of a final inspection of such change, addition or improvement (including inspection of mechanical and electrical systems where applicable) by the authority which issued the permit or licence for same.
7.05 Tenant’s Trade Fixtures and Personal Property — The Tenant may install in the Leased Premises its usual trade fixtures and personal property in a proper manner; provided that no installation or repair shall interfere with or damage the mechanical or electrical systems or the structure of the Building. If the Tenant is not then in default hereunder, notice of which has been delivered to the Tenant, the trade fixtures and personal property installed in the Leased Premises by the Tenant may be removed by the Tenant from time to time in the ordinary course of the Tenant’s business or in the course of reconstruction, renovation or alteration of the Leased Premises by the Tenant, or in the event the Tenant vacates all or any portion of the Leased Premises, and provided that the Tenant promptly repairs at its own expense any damage to the Leased Premises and the Building resulting from the installation and removal and provided further that in the event of removal of trade fixtures, except at the expiration or earlier termination of the Term, the Tenant shall unless such trade fixtures have become obsolete or are no longer required for the Tenant’s business operations in the Leased Premises, promptly replace such trade fixtures with trade fixtures of equal or greater quality and value, subject to the provisions of Section 14.01.
7.06 Maintenance and Repair — Except to the extent that the Landlord is specifically responsible therefor under this Lease with the further exception of reasonable wear and tear, the Tenant, at its cost, shall maintain, repair and replace the interior of the Leased Premises, all Leasehold Improvements and all apparatus therein in good order and condition, and in compliance with the requirements of all authorities having jurisdiction, including without limitation:
(a)	keeping the Leased Premises and the immediate surrounding area in a clean and tidy condition and free of debris and garbage;

(b)	cleaning and maintaining window coverings and carpets at reasonable intervals as reasonably required by the Landlord;

(c)	making repairs and replacements as needed to the interior of the Leased Premises including, without limitation, to internal and external glass within or on the exterior of the Leased Premises (with the exception of glass comprising the curtain wall), doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and thresholds in the Leased Premises; and

(d)	keeping the Leased Premises in such condition as to comply with the requirements of any authority having jurisdiction.
7.07 Inspection — The Landlord and its Consultants may from time to time enter upon the Leased Premises:
(a)	to inspect the Leased Premises and its condition; and

(b)	to inspect any work being done by the Tenant both during the course of such work and following completion thereof.
If the Landlord or the Landlord’s Agent shall determine that the work being done by the Tenant is in breach of this Lease or fails to comply with the requirements of this Lease in any respect, the Tenant shall forthwith remedy such breach or failure to comply and shall desist from continuing the same. The Tenant shall, at its own cost, make good any deficiency in such work and remedy any failure to comply with the requirements of this Lease.
7.08 Failure to Maintain — If the Tenant fails to perform any obligation under this Article 7.00, or commence and diligently proceed to perform such obligation, then on not less than 5 days’ written
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notice to the Tenant, the Landlord may enter the Leased Premises and perform the obligation without liability to the Tenant for any loss or damage thereby incurred. The Tenant shall promptly after receiving the Landlord’s invoice therefor reimburse the Landlord for all costs incurred by the Landlord in performing the obligation plus 15% of the costs for overhead and supervision.
7.09 Liens — The Tenant shall:
(a)	pay promptly when due all costs for work done or caused to be done or goods affixed by the Tenant in the Leased Premises which could result in any lien or encumbrance on the Landlord’s interest in the Project or any part thereof, or the filing or registration of any security interest or notice thereof;

(b)	keep the title to the Project, including every part thereof and the Leasehold Improvements, free and clear of any lien, encumbrance or security interest or notice thereof; and

(c)	indemnify and hold harmless the Landlord against any Claims arising out of the supply of goods, materials, services or labour for the work.
The Tenant shall immediately notify the Landlord of any lien, encumbrance, claim of lien, security interest, or notice thereof or other action of which it has, or reasonably should have, knowledge and which affects the title to the Project or any part thereof and, shall cause the same to be removed within 5 Business Days (or such additional time as the Landlord may consent to in writing), failing which the Landlord may take such action as the Landlord deems necessary to remove same and the entire cost thereof shall immediately become due and payable by the Tenant to the Landlord. The Tenant shall not affix or cause to be affixed to the Project any goods acquired under conditional sale or with respect to which any lien, encumbrance or security interest exists. The Landlord may from time to time post such notices in such places on the Leased Premises as the Landlord considers advisable to prevent or limit the creation of any liens upon the Project or any part thereof. Notwithstanding anything contained in this Section 7.09 or in Article 12.00 of this Lease to the contrary, any security agreement entered into by the Tenant with a lender shall not require the Landlord’s consent and shall not be considered to be a Transfer or to cause a default of any of the Tenant’s obligations under this Lease including, without limitation, any of the Tenant’s obligations under this Section 7.09.
7.10 Roof — Subject to Section 7 of Schedule E of this Lease and Schedule J of this Lease, the Tenant shall not be entitled to install upon the roof of the Building any equipment except as consented to in writing by the Landlord, which consent may not be unreasonably withheld, but if given shall be subject to whatever conditions the Landlord, acting reasonably, deems necessary in the circumstances.
ARTICLE 8.00 — TAXES
8.01 Taxes Payable by Landlord — The Landlord covenants and agrees to pay all Taxes assessed against the Landlord or the Project on account of its ownership when due (except for Business Taxes payable directly to the taxing authority by the Tenant under Subsection 8.02(b) and similar taxes levied or assessed separately from Taxes and payable directly to the taxing authority by other tenants or occupants of the Project) and subject to the provisions hereinafter contained in this Article 8.00. Provided however, that the Landlord may defer payment of any such Taxes or defer compliance with any statute, law, by-law, regulation or ordinance in connection with the levy of such Taxes in each case to the fullest extent permitted by law as long as it shall diligently prosecute any contest or appeal of such Taxes.
8.02 Taxes Payable by Tenant — The Tenant shall pay promptly when due, without duplication, all Taxes upon or on account of the following:
(a)	to the Landlord, the Tenant’s Proportionate Share of Taxes. Notwithstanding the foregoing, the Tenant’s Proportionate Share of Taxes so determined may be adjusted by the Landlord, acting reasonably and equitably to the extent necessary, to ensure that the Tenant’s Proportionate Share of Taxes is the same as it would have been following application of any special provision of real property tax related legislation applicable to this Lease; and

(b)	to the taxing authority or to the Landlord at the Landlord’s direction, any Taxes imposed or assessed against or in respect of the personal property and Leasehold Improvements of the Tenant in the Leased Premises or in respect of any business operations carried on or in respect of the use or occupancy thereof by the Tenant or by any subtenant or licensee, if levied or assessed separately from Taxes upon the remainder of the Land and Building and referred to herein as “Business Taxes”.
The Tenant agrees to provide to the Landlord within 3 days of receipt thereof, an original or duplicate copy of any separate bill for Taxes. The Tenant shall deliver promptly, upon request of the Landlord, receipts for all such payments and will furnish such other information as the Landlord may require.
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8.03 Tax Increases Attributable to Tenant — If any Taxes in respect of the Leased Premises or Project are greater than they otherwise would have been by reason of the constitution or ownership of the Tenant, the use of the Leased Premises by the Tenant, the school support of the Tenant or any other reason peculiar to the Tenant, the portion of such Taxes in each year attributable to such reason, as determined by the Landlord, shall be paid by the Tenant to the Landlord within 15 days of demand therefor which demand shall be accompanied with reasonable particulars of any such additional Taxes and the reasons same are attributable to the Tenant, and in addition to Property Taxes and other Taxes otherwise payable by the Tenant under this Lease.
8.04 GST — The Tenant shall pay to the Landlord the amount of all GST accruing due with respect to Rent at the time the Rent is due and payable to the Landlord under this Lease. The Tenant’s obligation to pay GST under this Section shall not be limited or precluded by any limitation contained in this Lease upon the Landlord’s right to recover or receive payment from the Tenant of taxes upon the Landlord’s income or profits or otherwise.
8.05 Landlord’s Election — Notwithstanding anything contained in this Lease to the contrary, in the event that any Taxes are separately imposed, levied, assessed or charged by the appropriate authority for or in respect of the Leased Premises, the Tenant shall pay in lieu of its Proportionate Share of Taxes, the amount of such Taxes separately imposed, levied, assessed or charged by the appropriate authority for or in respect of the Leased Premises as part of the Tenant’s Occupancy Costs.
8.06 Right to Contest — Each of the Landlord and the Tenant (provided the Tenant is legally entitled to do so) shall have the right to contest in good faith the validity or amount of any Taxes which, in the case of the Landlord, the Landlord is responsible to pay under this Article 8.00 and which, in the case of the Tenant, the Tenant is responsible to pay under Subsection 8.02(b) and for which it is separately assessed or Section 8.05. Notwithstanding anything to the contrary herein, the Tenant may, upon prior written notice to the Landlord, defer payment of any amount payable by it pursuant to Subsection 8.02(b) for which it is separately assessed or Section 8.05, to the extent permitted by law; provided that no contest by the Tenant shall involve the possibility of forfeiture, sale or disturbance of the Landlord’s interest in the Leased Premises or the imposition of any penalty or interest, charge or lien and that, upon the final determination of any contest by the Tenant, the Tenant shall immediately pay and satisfy the amount found to be due, together with any costs, penalties and interest. If, as a result of any contest by the Tenant, any tax, rate, levy, assessment, fee or other charge is increased, the Tenant shall be responsible for the full amount of such increase in respect of the period to which the contest relates and to any subsequent tax periods which commence during the Term.
The Tenant shall not contest any amount payable by it under Subsection 8.02(a) but may contest any amount payable by it under Subsection 8.02(b) or Section 8.05 or appeal any assessment therefor subject to complying with the following:
(a)	the Tenant shall deliver to the Landlord any notices of appeal or other like instrument and obtain the Landlord’s consent thereto, which consent shall not be unreasonably withheld, before filing the same;

(b)	the Tenant shall deliver whatever security the Landlord reasonably requires;

(c)	the Tenant shall promptly and diligently prosecute the contest or appeal at its sole expense; and

(d)	the Tenant shall keep the Landlord fully informed thereof.
ARTICLE 9.00 — INSURANCE, LIABILITY AND ENVIRONMENTAL
9.01 Landlord’s Insurance — During the Term, the Landlord shall place insurance coverage on and with respect to the Project excluding the area(s) to be insured by the Tenant as set out in Section 9.02, which coverage shall include the following:
(a)	all risks insurance for the full reconstruction value of the Project, excluding Leasehold Improvements, as determined by the Landlord;

(b)	as an extension to the insurance maintained pursuant to Subsection 9.01(a), insurance on the rental income derived by the Landlord from the Project on a gross rental income form with a period of indemnity of not less than the period as estimated by the Landlord from time to time which would be required to rebuild and, if necessary, to re-tenant the Project in the event of the complete destruction thereof;

(c)	boiler and machinery insurance, including repair or replacement and rental income coverage, if applicable;
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(d)	plate glass insurance (not including plate glass fronting or within the Leased Premises) if deemed appropriate by the Landlord;

(e)	commercial general liability insurance; and

(f)	such other insurance which is or may become customary or reasonable for owners of projects similar to the Project to carry in respect of loss of, or damage to, the Project or liability arising therefrom.
The insurance referred to in this Section shall be carried in amounts determined reasonably by the Landlord. The insurance shall be written in the name of the Landlord with loss payable to the Landlord and to any mortgagee (including any trustee under a deed of trust and mortgage) of the Project from time to time. The policies of insurance referred to in Subsections 9.01(a), (b), (c), (d) and (e) shall contain a waiver of the insurer’s right of subrogation as against the Tenant. The Landlord hereby waives its right of recovery against the Tenant, its employees and those for whom the Tenant is in law responsible with respect to all Claims required to be insured against by the Landlord hereunder.
In addition, the Landlord hereby waives its right of recovery against the Tenant, its employees and those for whom the Tenant is in law responsible with respect to all Claims for which the Landlord otherwise maintains insurance for the premiums for which are included in whole or in part in Operating Costs and in respect of which the Tenant is not insured or required to be insured pursuant to Section 9.02(g) of this Lease. The Landlord covenants, warrants and represents that as of the date of this Lease it is carrying terrorism insurance on both its property and liability insurance policies. The Landlord further acknowledges and agrees that notwithstanding anything contained in this Lease to the contrary, the Tenant is not required during the Fixturing Period or the Term to carry property or liability terrorism insurance under this Lease including, without limitation, pursuant to the provisions of Subsection 9.02(g) of this Lease.
Notwithstanding any contribution by the Tenant to insurance premiums as provided for in this Lease, no insurable interest is conferred upon the Tenant under policies carried by the Landlord. Except as specifically provided in this Lease, the Landlord shall in no way be accountable to the Tenant regarding the use of the insurance proceeds arising from any Claims.
9.02 Tenant’s Insurance — At its own expense the Tenant shall take out and thereafter maintain in force at all times during the Term and at all times when the Tenant is in possession of the Leased Premises insurance policies as follows:
(a)	all risks insurance on Leasehold Improvements and on all other property of every description, nature and kind owned by the Tenant or for which the Tenant is legally liable, which is installed, located or situate within the Leased Premises or elsewhere in the Project, including without limitation, all inventory or stock-in-trade in an amount not less than the full replacement cost thereof without deduction for depreciation; such insurance shall be subject to a replacement cost endorsement and shall include a stated amount co-insurance clause and a breach of conditions clause;

(b)	commercial general liability insurance to respond to any and all incidents occurring in the Leased Premises in the minimum amount of $3,000,000.00 per occurrence including the following extensions: owners and contractors protective; hostile fire endorsement; products and completed operations; personal injury; occurrence basis property damage; blanket contractual and non-owned automobile liability; such insurance shall include the Landlord and the Landlord’s Agent and nominee (if any) as additional insureds, and shall protect and indemnify the Landlord and the Landlord’s Agent and nominee (if any) in respect of all Claims, including Claims by the Tenant, as if the Landlord and the Landlord’s Agent and nominee (if any) were separately insured; such insurance shall include cross liability and severability of interest clauses;

(c)	boiler and machinery or equipment breakdown insurance, including repair or replacement endorsement, in an amount satisfactory to the Landlord and providing coverage with respect to all objects introduced into the Leased Premises by or on behalf of the Tenant or otherwise constituting Leasehold Improvements;

(d)	plate glass insurance on all internal and external glass within or fronting the Leased Premises; however, notwithstanding the foregoing, the Tenant may elect to self-insure for the insurance described in this Subsection 9.02(d);

(e)	business interruption insurance on the profit form providing all risks coverage with a period of indemnity of not less than 12 months and subject to a stated amount co-insurance clause. The Tenant, or a Permitted Transferee, may elect to self-insure for the insurance described in this Subsection 9.02(e);
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(f)	any other form of insurance in such amounts and against such risks as the Landlord may from time to time reasonably require provided such other forms of insurance are standard types of insurance usually maintained by tenants in the real estate industry in similar office buildings as the Building.
The Tenant acknowledges and agrees that it shall be solely responsible for insuring the Leasehold Improvements, its equipment and stock and any other property owned or brought into the Leased Premises by the Tenant whether affixed to the Building or not.

The insurance policies referred to in this Section shall be subject to such higher limits as the Tenant, or the Landlord acting reasonably, or any mortgagee of the Landlord’s interest in the Project may require from time to time. The policies of insurance referred to in Subsections 9.02(a), (b), (c), (d), (e), (f) and (g) shall contain a waiver of the insurer’s right of subrogation as against the Landlord. The Tenant hereby waives its right of recovery against the Landlord, its employees and those for whom the Landlord is in law responsible with respect to all Claims required to be insured against by the Tenant hereunder. Any and all deductibles in the Tenant’s insurance policies shall be borne solely by the Tenant and shall not be recovered or attempted to be recovered from the Landlord. In addition, all such policies shall be non-contributing with, and will apply only as primary and not excess to, any insurance proceeds available to the Landlord.
The Tenant shall provide to the Landlord at the commencement of the Term and at least 30 days prior to the renewal of all insurance referred to in this Section 9.02, and promptly at any time upon request, a certificate of insurance evidencing the insurance coverage maintained by the Tenant in accordance with this Section 9.02. The delivery to the Landlord of a certificate of insurance or any review thereof by or on behalf of the Landlord shall not limit the obligation of the Tenant to provide and maintain insurance pursuant to this Section 9.02 or derogate from the Landlord’s rights if the Tenant shall fail to fully insure.
All policies shall provide that the insurance shall not be cancelled or changed to the prejudice of the Landlord without at least 30 days’ prior written notice given by the insurer to the Landlord. All policies of insurance shall be placed with a company licensed to sell commercial insurance in Canada.
The Tenant acknowledges and agrees that, if it fails to obtain and maintain in force any of the insurance policies set out in this Section 9.02, then the Tenant shall indemnify and hold harmless the Landlord in respect of any losses arising therefrom.
9.03 Placement of Tenant’s Insurance by Landlord — If the Tenant fails to place or maintain all or any of the insurance coverage referred to in Section 9.02, the Landlord may, at its option, place all or any part of such insurance in the name of or on behalf of the Tenant and the Tenant shall pay to the Landlord upon demand all costs incurred by the Landlord in so doing including, without limitation, the premium or premiums for such insurance together with the Landlord’s administrative fee of 15% of such premium.
9.04 Limitation of Landlord’s Liability — The Landlord, the Landlord’s Agent, their employees and any Person for whom any of them are in law responsible shall not be liable under any circumstances for any damage caused by anything done or omitted to be done by any other tenant of the Project or any Person for whom such tenant is in law responsible.
9.05 Environmental Issues
(1) Landlord’s Requirements - The Tenant shall not bring into or allow to be present in the Leased Premises or the Project any Pollutants except such as are disclosed in Schedule H hereto. If the Tenant shall bring, create, discharge or release upon, in or from the Project, including the Leased Premises, any Pollutants, whether or not disclosed in Schedule H and whether during the Term of this Lease or any prior lease by the Tenant, then such Pollutants shall be and remain the sole property of the Tenant and the Tenant shall promptly remove same at its sole cost at the expiration or sooner termination of the Term or sooner if required by the Landlord.
(2) Governmental Requirements - If, during the Term or any renewal or extension of this Lease or at any time thereafter, any governmental authority shall require the clean-up of any Pollutants:
(a)	held in, discharged in or from, released from, abandoned in, or placed upon the Leased Premises or the Project by the Tenant or its employees or those for whom it is in law responsible; or

(b)	released or disposed of by the Tenant or its employees or those for whom it is in law responsible;
whether during the Tenant’s occupancy of the Leased Premises or any other premises in the Project pursuant to this Lease or any prior lease by the Tenant of the Leased Premises or any other
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premises in the Project, then the Tenant shall, at its own expense, carry out all required work, including preparing all necessary studies, plans and approvals and providing all bonds and other security required by any governmental authority or required by the Landlord and shall provide full information with respect to all such work to the Landlord; provided that the Landlord may, at its option, perform any such work at the Tenant’s sole cost and expense, payable on demand as additional Rent.
(3) Environmental Covenants - In addition to and without restricting any other obligations or covenants herein, the Tenant covenants that it will:
(a)	comply in all respects with all Environmental Laws relating to the Leased Premises or the use of the Leased Premises;

(b)	promptly notify the Landlord in writing of any notice by any governmental authority alleging a possible violation of or with respect to any other matter involving any Environmental Laws relating to operations in the Leased Premises or relating to any Person for whom it is in law responsible or any notice from any other party concerning any release or alleged release of any Pollutants; and

(c)	permit the Landlord upon prior notice to the Tenant to:
(i)	enter and inspect the Leased Premises and the operations conducted therein;

(ii)	conduct tests and environmental assessments or appraisals;

(iii)	remove samples from the Leased Premises; and

(iv)	examine and make copies of any documents or records relating to the Leased Premises and interview the Tenant’s employees as necessary; and
(d)	promptly notify the Landlord of the existence of any Pollutants in the Project.
In the exercise of its rights pursuant to Subsection (3)(c) of this Section 9.05, the Landlord shall use reasonable efforts to not materially interfere with or materially adversely affect access to and egress from the Leased Premises and the business of the Tenant carried on in the Leased Premises and shall repair at its sole cost and expense all damage caused to the Leased Premises or its contents as a result of the exercise of any such rights.
(4) Environmental Indemnification - The Tenant shall, during the Term and at all times thereafter, indemnify and hold the Landlord harmless from and against any and all losses, damages, penalties, fines, costs, fees and expenses (including legal fees on a solicitor and client or substantial indemnity basis and Consultants’ fees and expenses) resulting from:
(a)	any breach of or non-compliance with the environmental obligations and covenants of the Tenant as set out in this Lease; and

(b)	any legal or administrative action commenced by, or claim made or notice from, any third party, including, without limitation, any governmental authority, to or against the Landlord and pursuant to or under any Environmental Laws or concerning a release or alleged release of Pollutants at the Project into the environment to the extent in each instance caused by the Tenant or its employees or those for whom it is in law responsible.
(5) Environmental Indemnification (Landlord) - The Landlord shall, during the Term and at all times thereafter, indemnify and hold the Tenant harmless from and against any and all losses, damages, penalties, fines, costs, fees and expenses (including legal fees on a solicitor and client or substantial indemnity basis and Consultants’ fees and expense) resulting from:
(a)	any breach of or non-compliance with the environmental obligations and covenants of the Landlord as set out in this Lease; and

(b)	any legal or administrative action commenced by, or claim made or notice from, any third party, including, without limitation, any governmental authority, to or against the Tenant and pursuant to or under any Environmental Laws or concerning a release or alleged release of Pollutants at the Project into the environment to the extent in each instance caused by the Landlord or its employees or those for whom it is in law responsible.
ARTICLE 10.00 — DAMAGE AND DESTRUCTION
10.01 Limited Damage to Leased Premises, Access or Services — If during the Term, the Leased Premises or any part thereof, or other portions of the Building providing access or Services essential to the Leased Premises, shall be destroyed or damaged by any hazard the Landlord, if
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permitted by law to do so, shall proceed with reasonable diligence to rebuild and restore or repair the Leased Premises or comparable premises or such access routes or Service systems, as the case may be, in conformance with current laws.The covenants of the Tenant to repair shall not include any repairs of damage required to be made by the Landlord under this Section 10.01. For greater certainty, it is understood and agreed that, upon substantial completion of the Landlord’s work, the Tenant shall repair or restore the Leased Premises as required by Section 7.06. Rent payable by the Tenant shall abate from the date of such damage or destruction to the date which is the 91st day following substantial completion of the Landlord’s work as determined by the Landlord’s independent and duly qualified architect or engineer or restoration of access or Services, as the case may be. If less than all of the Leased Premises is destroyed or damaged as contemplated in this Section 10.01, Rent payable by the Tenant shall abate from the date of such damage or destruction to the date which is the 31st day following substantial completion of the Landlord’s work in the same proportion as the Rentable Area of the Leased Premises so damaged or destroyed is of the total Rentable Area of the Leased Premises.
10.02 Major Damage to Leased Premises — Notwithstanding any other right of termination contained herein, if the Leased Premises shall be damaged or destroyed by any hazard, and if in the opinion of the Landlord’s architect or engineer, given within 30 Business Days of the happening of said damage or destruction, said damage or destruction is to the extent that the Leased Premises shall be incapable of being rebuilt or repaired or restored with reasonable diligence within 6 months after the occurrence of such damage or destruction, then the Landlord or the Tenant may, at its option, terminate this Lease by notice in writing to the other. If such notice is given by the Landlord or the Tenant under this Section 10.02, then this Lease shall terminate on the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such damage or destruction and the Landlord may thereafter re-enter and repossess the Leased Premises. For greater certainty, it is understood and agreed that if this Lease is not terminated as aforesaid, upon substantial completion of the Landlord’s work, the Tenant shall repair or restore the Leased Premises as required by Section 7.06.
10.03 Damage to Building — Notwithstanding anything to the contrary contained in this Lease or that the Leased Premises may not be affected, if in the reasonable opinion or determination of the Landlord’s independent and duly qualified architect or engineer, rendered within 30 Business Days of the happening of damage or destruction, the Building shall be damaged or destroyed to the extent that any one or more of the following conditions exist:
(a)	the Building must be totally or partially demolished, whether or not to be reconstructed in whole or in part;

(b)	the Building shall be incapable of being rebuilt or repaired or restored with reasonable diligence within 6 months after the occurrence of such damage or destruction;

(c)	more than 35% of the Total Rentable Area of the Building is damaged or destroyed; or

(d)	any or all of the heating, ventilating, air conditioning, electrical, mechanical or elevator systems in the Building are damaged or destroyed as reasonably determined by the Landlord’s architect or engineer and cannot be repaired or rebuilt or restored with reasonable diligence within 6 months after the occurrence of such damage or destruction;
then the Landlord may at its sole option terminate this Lease by notice in writing to the Tenant. If notice is given by the Landlord under this Section 10.03, then this Lease shall terminate from the date of such notice and the Tenant shall immediately surrender the Leased Premises and all interest therein to the Landlord and Rent shall be apportioned and shall be payable by the Tenant only to the date of such notice and the Landlord may thereafter re-enter and repossess the Leased Premises. If the Building is damaged to the extent described in this Section 10.03 and the Landlord does not terminate this Lease, the Landlord will, rebuild or repair the Building to base building standards, but the rebuilt or repaired Building may be different in configuration and design from that comprising the Project prior to the damage or destruction.
10.04 No Abatement — Except as specifically provided in this Article 10.00, there shall be no abatement of Rent and the Landlord shall have no liability to the Tenant by reason of any injury to, loss of or interference with the Tenant’s business or property arising directly or indirectly from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom or to any portion of the Building or the Leased Premises.
10.05 Notify Landlord — The Tenant shall immediately notify the Landlord or its representative in the Project in case of fire or any accident or material defect in the Project, the Leased Premises or any systems thereof of which it becomes aware and, as well, of any matter or condition which may cause injury or damage to the Project or any person or property located therein.
10.06 Expropriation — In the event of Expropriation of all or part of the Leased Premises and/or the Building, neither the Landlord nor the Tenant shall have a claim against the other for the shortening
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of the Term, nor the reduction or alteration of the Leased Premises or the Building. The Landlord and the Tenant shall each look only to the Expropriating authority for compensation. The Landlord and the Tenant agree to cooperate with one another so that each is able to obtain the maximum compensation from the Expropriating authority as may be permitted in law in relating to their respective interests in the Leased Premises and the Building. Nothing herein contained shall be deemed or construed to prevent the Landlord or the Tenant from enforcing and prosecuting a claim for the value of their respective interests in any Expropriation proceedings. However, to the extent that a part of the Project other than the Leased Premises is Expropriated, the full proceeds paid or awarded therefor will belong solely to the Landlord and the Tenant will assign to the Landlord any rights it might have or acquire in respect of such proceeds or awards and will execute those documents that the Landlord reasonably requires in order to give effect to this intention.
Where used in this Section 10.06 “Expropriation” means expropriated by a governmental or municipal authority, or transferred, conveyed or dedicated in contemplation of a threatened expropriation and “Expropriated” and “Expropriating” have corresponding meanings.
ARTICLE 11.00 — DEFAULT
11.01 Arrears — The Tenant shall pay monthly to the Landlord interest at a rate per annum of Prime Rate plus 5% upon all Rent required to be paid hereunder from the due date for payment thereof until the same is fully paid and satisfied.
In addition to the interest charges, in order to cover the extra expense involved in handling delinquent payments, the Tenant, at the Landlord’s sole option, shall pay to the Landlord a charge of $100.00 (the “Late Charge”) when any instalment of Rent is received by the Landlord after the relevant due date thereof.
In addition, if any cheque presented to the Landlord by the Tenant representing payment of Rent is not honoured by the Tenant’s bank or such cheque is returned to the Landlord indicating that there are not sufficient funds in the Tenant’s account to honour such cheque, the Tenant shall pay to the Landlord a charge of $50.00 for the first such occurrence during the Term, $150.00 for the second such occurrence during the Term and $250.00 for each such subsequent occurrence during the Term (the “NSF Charge”). It is hereby understood and agreed that the Late Charge and the NSF Charge is charged as Rent and not as a penalty or interest, for the purpose of defraying the Landlord’s expenses incident to the processing of such overdue payments and that such Late Charge or NSF Charge is due and payable on and from the day immediately following the due date of such overdue payment or, if no due date is specified in this Lease, then on the 10th day following demand for same by the Landlord.
11.02 Costs of Enforcement — The Tenant shall indemnify the Landlord against all costs and charges (including legal fees on a solicitor and client or substantial indemnity basis and the Landlord’s reasonable administration charges) reasonably incurred either during or after the Term in enforcing payment of Rent hereunder and in obtaining possession of the Leased Premises after default of the Tenant or upon expiration or earlier termination of this Lease or in enforcing any covenant, proviso or agreement of the Tenant herein contained or in determining the Landlord’s rights or the Tenant’s obligations under this Lease or both. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.
11.03 Performance of Tenant’s Obligations — All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant, at the Tenant’s sole cost and expense, and without any abatement of Rent except as is otherwise provided for in this Lease. If the Tenant fails to perform any act to be performed by it hereunder then, in the event of an emergency, either real or perceived, or if the failure continues for 10 days following notice thereof, the Landlord may (but shall not be obligated to) perform the act without waiving or releasing the Tenant from any of its obligations relative thereto, but having commenced to do so may cease to do so without completing performance thereof. All sums paid and costs incurred by the Landlord in so performing the act, plus 20% of the cost for overhead and supervision together with interest thereon at the rate set out in Section 11.01 from the date payment was made or such cost was incurred by the Landlord, shall be payable by the Tenant to the Landlord on demand.
11.04 Remedies on Default — Upon the happening of an Event of Default the Landlord may, at its option, and in addition to and without prejudice to all rights and remedies of the Landlord available to it either by any other provision of this Lease or by statute or the general law, exercise any one or more of the following remedies:
(a)	be entitled to the full amount of the current month’s and the next ensuing 3 months’ instalments of Rent which shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid;

(b)	without notice or any form of legal process, forthwith re-let or sublet the Leased Premises or any part or parts thereof for whatever term or terms and at whatever rent and upon whatever
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other terms, covenants and conditions the Landlord considers advisable including, without limitation, the payment or granting of inducements all on behalf of the Tenant; and on each such re-letting or subletting the rent received by the Landlord therefrom will be applied first to reimburse the Landlord for any such inducements and for any expenses, capital or otherwise, incurred by the Landlord in making the Leased Premises ready for re-letting or subletting; and secondly to the payment of any costs and expenses of re-letting or subletting including brokerage fees and legal fees on a solicitor and client or substantial indemnity basis; and third to the payment of Rent; and the residue, if any, will be held by the Landlord and applied to payment of Rent as it becomes due and payable. If rent received from re-letting or subletting during any month is less than Rent to be paid during that month hereunder, the Tenant will pay the deficiency which will be calculated and paid monthly on or before the first day of every month; and no re-letting or subletting of the Leased Premises by the Landlord or entry by the Landlord or its agents upon the Leased Premises for the purpose of re-letting or subletting or other act of the Landlord relating thereto including, without limitation, changing or permitting a subtenant to change locks, will be construed as an election on its part to terminate this Lease unless a written notice of termination is given to the Tenant; and if the Landlord elects to re-let or sublet the Leased Premises without terminating, it may afterwards elect to terminate this Lease at any time by reason of any Event of Default then existing;
(c)	seize and sell such goods, chattels and equipment of the Tenant as are in the Leased Premises and the Landlord may, but shall not be obligated to, apply the proceeds thereof to all Rent to which the Landlord is then entitled under this Lease. Any such sale may be effected by public auction, private sale or otherwise, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its sole discretion may decide;

(d)	terminate this Lease by leaving upon the Leased Premises notice in writing of the termination, and such termination shall be without prejudice to the Landlord’s right to damages; it being agreed that the Tenant shall pay to the Landlord on demand as damages the loss of income of the Landlord to be derived from this Lease and the Leased Premises for the unexpired portion of the Term had it not been terminated; or

(e)	re-enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of the Landlord’s former estate, anything herein contained to the contrary notwithstanding;
and the Tenant shall pay to the Landlord forthwith upon demand all expenses of the Landlord in re-entering, terminating, re-letting, collecting sums due or payable by the Tenant or realizing upon assets seized or otherwise exercising its rights and remedies under this Section 11.04 including tenant inducements, leasing commissions, legal fees on a solicitor and client or substantial indemnity basis and all disbursements and the expense of keeping the Leased Premises in good order, repairing the same and preparing the same for re-letting.
In addition, and without limiting the generality of the foregoing provisions of this Section 11.04, upon the happening of an Event of Default, and as a consequence thereof this Lease is terminated in accordance with such provisions, the Landlord shall have no further liability to pay to the Tenant or any third party any amount on account or in respect of a refund of any Security Deposit, prepaid Rent or prepaid Taxes or any tenant inducement, leasehold improvement allowance, lease takeover or lease subsidy or any other concession or inducement otherwise provided to the Tenant under or with respect to this Lease, and any Rent free period otherwise provided to the Tenant hereunder shall be null and void and of no further force or effect and Rent shall be payable in full hereunder without regard to any such Rent free period.
11.05 Availability of Remedies — The Landlord may from time to time resort to any or all of the rights and remedies available to it upon the occurrence of an Event of Default either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions herein as to certain rights and remedies are not to be interpreted as excluding any other or additional rights or remedies available to the Landlord by statute or the general law.
11.06 Waiver — If the Landlord or the Tenant shall overlook, excuse, condone or suffer any default, breach or non-observance by the other of any obligation hereunder, this shall not operate as a waiver of the obligation in respect of any continuing or subsequent default, breach or non-observance and no such waiver shall be implied but shall only be effective if expressed in writing.
The Landlord’s acceptance of Rent after a default is not a waiver of any preceding default under this Lease even if the Landlord knows of the preceding default at the time of acceptance of the Rent. No term, covenant or condition of this Lease shall be considered to have been waived by the Landlord or the Tenant unless the waiver is in writing. Except as is otherwise provided for in this Lease, the Tenant waives any statutory or other rights in respect of abatement, set-off or compensation in its favour that may exist or come into existence hereafter with respect to Rent.
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11.07 Waiver of Exemption and Redemption — Notwithstanding anything contained in any statute now or hereafter in force limiting the right of distress, none of the Tenant’s goods or chattels in the Leased Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and this agreement of the Tenant in this Section may be pleaded as an estoppel against the Tenant. Notwithstanding the foregoing, the Landlord shall not be entitled to effect a distress against computer software, computer disks, CD-ROMs, computer programs and tapes, client and customer property (including, without limitation, computer hardware and software), as well as the servers in any offices in the Leased Premises and any data in the hard drives of any computers on the Leased Premises, nor against the books, records, accounts, files, correspondence and documents found upon the Leased Premises or any part thereof including, without limitation, all proprietary and confidential information and the Landlord hereby waives any right, statutory or otherwise, to levy a distress in that regard.
11.08 Companies’ Creditors Arrangement Act — By virtue of its interest in this Lease, the importance of the Tenant continuing to carry on business in the Leased Premises in accordance with this Lease, and the Landlord’s entitlement to damages where this Lease is terminated by reason of an Event of Default, the Landlord does and will (despite any changes in circumstances of the Tenant or its business) constitute a separate class or category of creditor in any plan of arrangement or other proposal submitted by or on behalf of the Tenant under the Companies’ Creditors Arrangement Act (Canada) or any similar legislation for bankrupt or insolvent debtors.
ARTICLE 12.00 — ASSIGNMENT, SUBLETTING AND OTHER TRANSFERS
12.01 Request for Consent — The Tenant shall not effect a Transfer of this Lease or of all or part of the Leased Premises without the prior consent in writing of the Landlord, which consent shall not, provided no Event of Default has occurred, be unreasonably withheld or delayed. Provided that the Tenant shall, at the time the Tenant shall request the consent of the Landlord, deliver to the Landlord such information in writing (herein called the “required information”) as the Landlord may reasonably require respecting the proposed Transferee including, without limitation, the name, address, nature of business, financial responsibility and standing of such proposed Transferee.
12.02 Basis for Consent — Notwithstanding anything in the Landlord and Tenant Act, the Commercial Tenancies Act or any other statute or law and without limiting the grounds upon which a consent may be refused, the Landlord will not be deemed to be unreasonable in refusing consent when:
(a)	the giving of such consent would place the Landlord in breach of any other tenant’s lease in the Project or the proposed use by the Transferee (if same is other than for general office purposes) is not substantially the same as that of the Tenant;

(b)	such consent is requested for a mortgage, charge, debenture (secured by floating charge or otherwise) or other encumbrance of, or in respect of, this Lease or the Leased Premises or any part of them;

(c)	the Transferee, in the opinion of the Landlord: (i) does not have a history of successful business operation in the business to be conducted in the Leased Premises; (ii) does not have a good credit rating or a substantial net worth; or (iii) there is a history of default under other leases by the Transferee or by companies or partnerships that the Transferee was a principal shareholder of or a partner in at the time of the default;

(d)	in the case of a Transfer to a subtenant of less than the entire Leased Premises, if such would result in a configuration which: (i) would require access to be provided through space leased or held for lease to another tenant or improvements to be made outside of the Leased Premises; or (ii) would, in the sole opinion of the Landlord, be unreasonable to attempt to re-lease to a third party provided that this Subsection 12.02(f) shall not apply so long as the portion of the Leased Premises to be sublet is located on a full floor leased by the Tenant;

(e)	the required information received from the Tenant or the proposed Transferee is not sufficient in the Landlord’s opinion to enable the Landlord to make a determination concerning the matters set out above; or

(f)	the use of the Leased Premises by the proposed Transferee if same be other than that permitted pursuant to Item 9 of the Term Sheet, in the Landlord’s opinion arrived at in good faith, could result in excessive use of the systems or Services in the Project, be inconsistent with the image and standards of the Project or expose the occupants of the Project to risk of harm, damage or interference with their use and enjoyment thereof, or reduce the value of the Project.
The Landlord shall not be liable for any claims, actions, damages, liabilities, losses or expenses of the Tenant or any proposed Transferee arising out of the Landlord’s unreasonably withholding its
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consent to any Transfer and the Tenant’s only recourse will be to bring an application for a declaration that the Landlord must grant its consent to the Transfer.
In no event shall any Transfer to which the Landlord may have consented release or relieve the Tenant or any Indemnifier from its obligations fully to perform all the terms, covenants and conditions of this Lease, the Indemnity Agreement or any remaining unexercised renewals or extensions of this Lease or the Term on its part to be performed and, in any event, the Tenant shall be liable for the Landlord’s costs incurred in connection with the Tenant’s request for consent as set out in Subsection 12.03(g).
12.03 Terms and Conditions Relating to Consents — The following terms and conditions apply in respect of a consent given by the Landlord to a Transfer:
(a)	the consent by the Landlord is not a waiver of the requirement for consent to subsequent Transfers, and no Transfer shall relieve the Tenant of its obligations under this Lease, unless specifically so provided in writing;

(b)	no acceptance by the Landlord of Rent or other payments by a Transferee is: (i) a waiver of the requirement for the Landlord to consent in writing to the Transfer; (ii) the acceptance of the Transferee as tenant or subtenant; or (iii) a release of the Tenant or Indemnifier from its obligations under this Lease or any Indemnity Agreement;

(c)	the Landlord may apply amounts collected from the Transferee to any unpaid Rent;

(d)	the Transferor, unless the Transferee is a subtenant of the Tenant, will retain no rights under this Lease in respect of obligations to be performed by the Landlord or in respect of the use or occupation of the Leased Premises after the Transfer and will execute an Indemnity Agreement on the Landlord’s standard form in respect of obligations to be performed after the Transfer by the Transferee;

(e)	the Transferee shall, when required by the Landlord, jointly and severally with the Tenant, enter into an agreement directly with the Landlord agreeing that the Transferee will be bound from and after the effective date of the Transfer by all the terms of this Lease as it relates to the portion of the Leased Premises which is the subject matter of the Transfer (except for any Transferee who is not an assignee of this Lease which need only covenant and agree to pay the minimum rent and additional rent set out in its occupancy agreement as opposed to the Rent set out in this Lease as it relates to the portion of the Leased Premises which is the subject matter of the Transfer) and the Tenant will not be released nor relieved from its obligations under this Lease including, without limitation, the obligation to pay Rent;

(f)	in the event that this Lease is disaffirmed, disclaimed or terminated by any trustee in bankruptcy of a Transferee, the original Tenant named in this Lease shall be deemed, upon notice by the Landlord given within 30 days of such disaffirmation, disclaimer or termination to have entered into a lease with the Landlord containing the same terms and conditions as in this Lease, with the exception of the Term of such Lease which shall expire on the date on which this Lease would have ended save for such disaffirmation, disclaimer or termination; and

(g)	any documents relating to a Transfer or the Landlord’s consent will be prepared by the Landlord or its solicitors and a reasonable administration charge of at least $250.00 and the greater of: (i) a reasonable document preparation fee of at least $450.00; or (ii) those legal fees on a solicitor and client or substantial indemnity basis incurred by the Landlord will be paid to the Landlord by the Tenant on demand.
12.04 Subsequent Transfers — The Landlord’s consent to a Transfer shall not be deemed to be consent to any subsequent Transfer, whether or not so stated.
12.05 Profit Rents upon Transfers — In the event of any Transfer by the Tenant by virtue of which the Tenant receives a rent which is directly referable to the Tenant’s interest in this Lease in the form of cash, goods or services from the Transferee which is greater than the Rent payable hereunder to the Landlord, the Tenant shall pay any such excess to the Landlord (after deducting the Tenant’s costs on account of real estate commissions, the value of not more than a 3 month rent-free period, inducements and improvement allowances granted to the Transferee and all other reasonable direct costs incurred by the Tenant to effect the Transfer) in addition to all Rent payable under this Lease and such excess rent shall be deemed to be further Rent payable hereunder.
12.06 Advertising — The Tenant shall not advertise the Leased Premises or any part thereof as being available for leasing or this Lease as being available for transfer in any medium and will not cause or permit any such advertisement, unless the Landlord has permitted the Tenant to do so in writing and has given written approval of the wording of such advertisement, which permission and approval may not be unreasonably withheld.
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The Tenant shall pay all costs associated with the granting and perfection of mortgages, charges and security interests granted pursuant to this Lease upon any Transfer.
ARTICLE 13.00 — TRANSFERS BY LANDLORD
13.01 Sale, Conveyance and Assignment — Nothing in this Lease shall restrict the right of the Landlord to sell, convey, assign, pledge or otherwise deal with the Project, subject (except as provided in Section 13.03) only to the rights of the Tenant under this Lease.
13.02 Effect of Transfer — A sale, conveyance or assignment of the Project by the Landlord shall operate to release the Landlord from liability from and after the effective date thereof in respect of all of the covenants, terms and conditions of this Lease, express or implied, except as they may relate to the period prior to the effective date, and the Tenant shall thereafter look solely to the Landlord’s successor in interest.
13.03 Subordination — Subject to Section 13.04, this Lease, at the option of any mortgagee, trustee or chargee, is and shall be subject and subordinate in all respects to any and all mortgages (including deeds of trust and mortgage) now or hereafter registered against title to the Building or Land and all advances thereunder, past, present and future and to all renewals, modifications, consolidations, replacements and extensions thereof, so long as the holder(s) of any such mortgage(s), deed(s) of trust or charge(s) first provides the Tenant with its standard form of non-disturbance agreement which shall provide that, so long as the Tenant is not in default of a material covenant under this Lease, it shall be entitled to remain undisturbed in its possession of the Leased Premises, subject to the terms, covenants and conditions of this Lease. Subject to being first provided with such a non-disturbance agreement, the Tenant agrees to execute promptly and in any event within 10 days after request therefor by the Landlord or the mortgagee or trustee under any such mortgage or deed of trust and mortgage an instrument of subordination as may be requested.
13.04 Attornment — The Tenant agrees, whenever requested by any mortgagee, trustee or chargee (in this Section 13.04 and in Section 13.05 called the “Mortgagee”) taking title to the Project by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust, or by delivery of a deed in lieu of such foreclosure or other proceeding, to attorn to such Mortgagee as a tenant under all of the terms of this Lease. The Tenant agrees to execute promptly and in any event within 10 days after a request by any Mortgagee an instrument of attornment as may be required by it.
13.05 Effect of Attornment — Upon attornment pursuant to Section 13.04, this Lease shall continue in full force and effect as a direct lease between the Mortgagee and the Tenant, upon all of the same terms, conditions and covenants as are set forth in this Lease except that, after attornment, the Mortgagee and its successors in title shall not be:
(a)	liable for any act or omission of the Landlord;

(b)	subject to any offset or defence which the Tenant might have against the Landlord; or

(c)	bound by any prepayment by the Tenant of more than 1 month’s instalment of Rent unless the prepayment shall have been approved in writing by the Mortgagee or by any predecessor of the Mortgagee’s former interest as mortgagee of the Project.
ARTICLE 14.00 — SURRENDER
14.01 Possession and Restoration
(1) Upon the expiration or other termination of the Term, the Tenant shall immediately quit and surrender possession of the Leased Premises and all Leasehold Improvements in substantially the condition in which the Tenant is required to maintain the Leased Premises pursuant to this Lease, excepting only reasonable wear and tear, damage covered by the insurance required to be maintained by the Landlord pursuant to Section 9.01 of this Lease or otherwise maintained by the Landlord and the Landlord’s maintenance, repair and replacement obligations under this Lease, and the Tenant shall deliver to the Landlord the keys, mechanical or otherwise, and combinations, if any, to the locks in the Leased Premises and entries thereto. In addition, the Landlord shall have the right, at its sole option upon expiration or other termination of the Term, to require that the Tenant remove or cause to be removed at the Tenant’s cost all or any part of any wiring, cables, risers or similar installations appurtenant thereto installed by the Tenant or on the Tenant’s behalf in the risers of the Building (the “Wiring”) and to restore the risers and other parts of the Project affected by the installation or removal of the Wiring to their condition existing prior to the installation of the Wiring (the “Wire Restoration Work”). Notwithstanding the foregoing, the Landlord may, at its sole option,

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perform the Wire Restoration Work at the Tenant’s sole cost and expense. Upon surrender, all right, title, and interest of the Tenant in the Leased Premises and all Leasehold Improvements located therein and in all Wiring shall cease.
(2) If the Landlord elects to perform the said removal and restoration work and/or the Wire Restoration Work, 90 days (or as soon after such date as is reasonably possible) prior to the expiration of the Term the Landlord may inspect the Leased Premises to determine the extent of the Wire Restoration Work and upon receipt of the Landlord’s estimate of the costs thereof (the “restoration cost”) the Tenant shall provide to the Landlord, by certified cheque, the restoration cost.
14.02 Tenant’s Trade Fixtures and Personal Property — After the expiration or other termination of the Term or in the event of the abandonment of the Leased Premises by the Tenant, all of the Tenant’s trade fixtures and personal property remaining in the Leased Premises shall be deemed conclusively to have been abandoned by the Tenant and may be appropriated, sold, destroyed or otherwise disposed of by the Landlord without notice or obligation to compensate the Tenant or to account therefor, and the Tenant shall pay to the Landlord upon written demand all of the costs incurred by the Landlord in connection therewith.
14.03 Overholding — If the Tenant remains in the Leased Premises or any part thereof after the expiration or other termination of the Term:
(a)	without the consent of the Landlord, no yearly or other periodic tenancy shall be created and the Tenant shall be deemed, notwithstanding any statutory provision or legal assumption to the contrary, to be occupying the Leased Premises as a tenant at will of the Landlord, which tenancy may be terminated at any time by the Landlord without the necessity of any prior notice to the Tenant, but the Tenant shall be bound by the terms and provisions of this Lease except any options thereby granted to the Tenant and except the Basic Rent which shall be twice the greater of: (i) the rate provided for herein for the final year of the Term; and (ii) the market rate for similar premises as determined by the Landlord at the time of such overholding, and subject to such additional obligations and conditions as the Landlord may impose by notice to the Tenant; or
(b)	with the consent of the Landlord and agreement as to the Rent payable, the tenancy shall be month-to-month at the Rent agreed and otherwise on the terms and conditions of this Lease, but without any option to renew or for a new lease.
The Landlord may recover possession of the Leased Premises during any period with respect to which the Tenant has prepaid the amount payable under Subsection 14.03(a).
The Tenant shall promptly indemnify and hold harmless the Landlord from and against all Claims against the Landlord as a result of the Tenant remaining in possession of all or any part of the Leased Premises after the expiry of the Term without the consent of the Landlord (including, without limitation, any compensation to any new tenant or tenants which the Landlord may elect to pay whether to offset the cost of overtime work or otherwise).
ARTICLE 15.00 — GENERAL
15.01 Estoppel Certificates — The Tenant shall whenever requested by the Landlord, a prospective purchaser or any mortgagee (including any trustee under a deed of trust and mortgage) promptly, and in any event within 10 days after request, execute and deliver to the Landlord or to any party or parties designated by the Landlord a certificate in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Rent payable hereunder and each element hereof and the then state of the accounts between the Landlord and the Tenant, the existence or non-existence of defaults and any other matters pertaining to this Lease in respect of which the Landlord shall request a certificate, and provide such other information as may reasonably be required. The party or parties to whom such certificates are addressed may rely upon them.
15.02 Entire Agreement — There is no promise, warranty, representation, undertaking, covenant or understanding by or binding upon the Landlord except such as are expressly set forth in this Lease and this Lease, including the Term Sheet and schedules hereto, contains the entire agreement between the parties hereto.
15.03 Registration of Notice of Lease — The Tenant acknowledges the confidential nature of this Lease and agrees with the Landlord not to register this Lease. However, if the Tenant wishes to register a caveat or notice of this Lease, the Tenant shall prepare and execute at the sole expense of the Tenant, an acknowledgement, caveat or short form of lease sufficient for such purpose in such form as will preserve the confidentiality of the Rent and other financial terms of this Lease and submit same to the Landlord for approval, which approval shall not be unreasonably withheld, and execution prior to registering same; provided that, if there is a conflict between the provisions of such notice or short form of lease and this Lease, the

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provisions of this Lease shall govern. The Tenant shall discharge any such registration upon the expiry or earlier termination of this Lease.
15.04 Project Name and Trademarks — The Tenant shall not refer to the Project or Building by any name other than that designated from time to time by the Landlord and the Tenant shall use the name of the Building for the business address of the Tenant, but for no other purpose. Compliance with this Section shall be at the sole cost and expense of the Tenant and the Tenant shall have no claim against the Landlord for any costs or expenses incurred by the Tenant, whether direct or indirect, in complying with this Section.
15.05 “For Lease” Signs — The Landlord shall have the right during the last 12 months of the Term to place upon the Leased Premises a notice of reasonable dimensions stating that the Leased Premises are “for lease” and the Tenant shall not obscure or remove such notice or permit the same to be obscured or removed.
15.06 Unavoidable Delays — If the Landlord or the Tenant (the “delayed party”) shall be delayed, hindered or prevented in or from the performance of any of its covenants under this Lease by any cause not within the control of the delayed party, as determined by the Landlord acting reasonably (excluding lack of finances of the delayed party), the performance of the covenant shall be excused for the period during which performance is rendered impossible and the time for performance thereof shall be extended accordingly, but this shall not excuse the Tenant from the prompt payment of Rent or from the performance of any of its other obligations under this Lease not related to such cause.
15.07 Limitation of Recourse — The Tenant acknowledges that, notwithstanding any other provision contained in this Lease, the obligations of and rights against the Landlord under this Lease shall be performed, satisfied and paid only out of and enforced against, and recourse hereunder shall be had only after judgment and only against, the right, title and interest of the Landlord from time to time in, and the Landlord’s revenue derived from, the Project including without limitation, the rents and other sums received or receivable from the Project and any consideration received or receivable by the Landlord from the sale, transfer, or conveyance of all or any part of the Landlord’s interest in the Project, property insurance and rental income insurance paid or available to the Landlord. No obligation of the Landlord hereunder or in respect hereof is personally binding upon, nor shall any resort or recourse be had, judgment issued or execution or other process levied against, the Landlord (except to the extent necessary for enforcement under the first sentence of this Section 15.09 and only for that purpose), or against any other assets or revenues of the Landlord.
If the Landlord is, or this Lease is assigned by the Landlord to, a real estate investment trust (“REIT”), the parties acknowledge and agree that the obligations of the REIT hereunder and under all documents delivered pursuant hereto (and all documents to which this document may be pursuant) or which give effect to, or amend or supplement, the terms of this Lease are not personally binding upon any trustee thereof, any registered or beneficial holder of units (a “Unitholder”) or any annuitant under a plan of which a Unitholder acts as a trustee or carrier, or any officers, employees or agents of the REIT and resort shall not be had to, nor shall recourse or satisfaction be sought from, any of the foregoing or the private property of any of the foregoing, and the obligations of and rights against the REIT under this Lease shall be enforced against and recourse hereunder shall be had only after judgment and only against, the right, title and interest of the REIT from time to time in, and from the REIT’s revenue derived from the Project including without limitation, the rents and other sums received or receivable from the Project and any consideration received and receivable by the REIT from the sale, transfer, or conveyance of all or any part of the REIT’s interest in the Project, property insurance and rental income insurance paid or available to the REIT.
15.08 Notice — Any notice required or contemplated by any provision of this Lease shall be given in writing and delivered either: (i) personally; or (ii) by prepaid courier service; and if to the Landlord at the Landlord’s local office as specified in Item 1(a) of the Term Sheet, with a copy to the Landlord’s head office address as specified in Item 1(b) of the Term Sheet and if to the Tenant at the Leased Premises (whether or not the Tenant has departed from, vacated or abandoned the same), together with a copy to the Indemnifier at the address specified in Item 11 of the Term Sheet. Notwithstanding the provision of any statute or law relating thereto, service by means of electronic mail of any notice required to be given in writing by either party hereto pursuant to this Lease shall not constitute good and effective service.
Any notice shall be considered to have been given or made: (i) if delivered personally or by prepaid courier, on the day of delivery. Either party may from time to time by notice in writing to the other designate another address or addresses in Canada as the address to which notices are to be sent.
If two or more Persons are named as, or bound to perform the obligations of, the Tenant hereunder, notice given as herein provided to any one of the Persons constituting the Tenant or so bound shall be deemed to be notice simultaneously to all Persons constituting the Tenant and to all Persons so bound. Any notice given to the Indemnifier or the Tenant shall be deemed to have been given simultaneously to the other of them and to all Persons bound by their obligations hereunder.

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15.09 Delegation of Authority — The Landlord’s Agent may act on behalf of the Landlord in any manner provided for herein. The Tenant acknowledges that, if this Lease has been executed for and on behalf of, in the name of and with the authority of the Landlord by the Landlord’s Agent, the covenants and agreements of the Landlord are obligations of the Landlord and its successors and assigns only and are not obligations personal to or enforceable against the Landlord’s Agent in its own right. The Landlord’s Agent hereby covenants, warrants and represents to the Tenant that it has the authority to bind the Landlord under this Lease.
15.10 Relationship of Parties — Nothing contained in this Lease shall create any relationship between the parties hereto other than that of landlord and tenant and, if applicable, indemnifier.
15.11 Governing Law — This Lease shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the province in which the Project is situated and the laws of Canada applicable therein and shall be subject to the exclusive jurisdiction of the courts of the province in which the Project is situated.
15.12 Amendment or Modification — No amendment, modification or supplement to this Lease shall be valid or binding unless set out in writing and executed by the Landlord and the Tenant with the same degree of formality as the execution of this Lease.
15.13 Legal and Administration Costs — The Tenant shall indemnify the Landlord against all legal fees on a solicitor and client or substantial indemnity basis and disbursements incurred by the Landlord or by the Landlord’s Agent in connection with the negotiation, preparation and execution of any amendment, assignment, cancellation, approval or consent requested by the Tenant in connection with this Lease, including the Landlord’s reasonable administration charges. All such costs and charges shall be paid by the Tenant to the Landlord forthwith upon demand.
15.14 Construction — All of the provisions of this Lease are to be construed as covenants and agreements. If any provision of this Lease is illegal or unenforceable, it shall be considered separate and severable from the remaining provisions of this Lease, which shall remain in force and be binding as though the provision had never been included. Any language or wording in this Lease which has been struck out shall be deemed not to have ever been included herein and shall not be considered in construing or interpreting any other provision of this Lease, nor shall there be any implication that by the deletion of any language or wording, the parties hereto intended to state the opposite of the struck out language or wording.
15.15 Captions and Headings — The captions and headings contained in this Lease are for convenience of reference only and are not intended to limit, enlarge or otherwise affect the interpretation of the Articles, Sections or parts hereof to which they apply.
15.16 Interpretation — In this Lease, “herein”, “hereof”, “hereunder”, “hereafter” and similar expressions refer to this Lease and not to any particular Article, Section or other portion thereof unless there is something in the subject matter or context inconsistent therewith. Wherever necessary or appropriate in this Lease, the plural shall be interpreted as singular, the masculine gender as feminine or neuter and vice versa; and when there are two or more parties bound by the Tenant’s covenants herein contained, their obligations shall be joint and several. If the Tenant is a partnership (other than a limited partnership), each Person who is presently a member of such partnership and each Person who becomes a member of any successor partnership shall be and continue to be liable jointly and severally for the performance of the obligations of this Lease, whether or not such Person ceases to be a member of such partnership or successor partnership and after the partnership ceases to exist.
15.17 Time of the Essence — Time shall be of the essence hereof and no extension or variation of this Lease shall operate as a waiver of this provision.
15.18 Successors and Assigns — Subject to specific provisions contained in this Lease to the contrary, this Lease shall enure to the benefit of and be binding upon the successors and assigns of the Landlord and the heirs, executors and administrators and the permitted successors and assigns of the Tenant.
15.19 Counterparts — This Lease may be executed in counterparts and the counterparts together shall constitute an original.
15.20 Further Schedules — Any additional covenants, agreements and conditions forming part of this Lease will be attached as Schedule E and the Landlord and the Tenant agrees with the other to comply with the provisions of Schedule E. If an Indemnifier is a party hereto, the form of Indemnity Agreement to be executed by the Indemnifier and the Landlord as a separate agreement will be attached as Schedule F.
15.21 Independent Legal Advice — The Tenant and the Indemnifier each acknowledge that the Landlord hereby advises each of the Tenant and the Indemnifier to obtain advice from independent legal counsel prior to signing this Lease and/or the Indemnity Agreement. The Tenant and the

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Indemnifier further acknowledge that any information provided by the Landlord is not to be construed as legal, tax or any other expert advice and the Tenant and the Indemnifier are cautioned not to rely on any such information without seeking legal, tax or other expert advice.
The Landlord and the Tenant understand, acknowledge and agree that this Lease has been freely negotiated by both parties and that, in any dispute or contest over the meaning, interpretation, validity or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.
15.22 No Offer — The Landlord will not be deemed to have made an offer to the Tenant by furnishing an unexecuted copy of this Lease with particulars inserted. Notwithstanding that a Security Deposit or payment of advance Rent is received by the Landlord when this Lease is received by the Landlord for execution, no contractual or other right will exist between the Landlord and the Tenant with respect to the Leased Premises until the Landlord, the Tenant and the Indemnifier, if any, have executed and delivered this Lease and any required Indemnity Agreement.
15.23 Survival of Covenants and Indemnities — All obligations of the Landlord and the Tenant which arise during the Term pursuant to this Lease and which have not been satisfied at the end of the Term and all indemnities of the Landlord and the Tenant contained in this Lease shall survive the expiration or other termination of this Lease.
15.24 Exculpatory Provisions — In all provisions of this Lease containing a release, indemnity or other exculpatory language in favour of the Landlord or the Tenant, reference to the Landlord or the Tenant includes reference also to the Landlord’s Agent and nominee (if any) and the Tenant’s agent and nominee (if any) and any Person for whom any one or more of them is in law responsible and the directors, officers and employees of the Landlord, the Landlord’s Agent and nominee (if any) and the Tenant’s agent and nominee (if any) and any Person for whom they are in law responsible (including the agents of any of them) while acting in the ordinary course of their employment (collectively the “Released Persons”), it being understood and agreed that, for the purposes of this Section 15.24, the Landlord or the Tenant are deemed to be acting as the agent or trustee on behalf of and for the benefit of the Released Persons solely to the extent necessary for the Released Persons to take the benefit of this Section 15.24.
15.25 Brokerage Commissions — The Tenant covenants that no act of the Tenant has given rise nor shall give rise to any Claims against the Landlord for any brokerage commission, finder’s fee or similar fee in respect of this Lease. The Tenant hereby indemnifies and agrees to hold the Landlord harmless from any Claims for such commission or fees with respect to this Lease except any which were directly contracted for by the Landlord. The Landlord hereby acknowledges that it is solely responsible for and will pay all brokerage fees payable to Avison Young Commercial Real Estate (Ontario) Inc. in respect of this lease transaction. The Landlord acknowledges and agrees that the fee of Avison Young Commercial Real Estate (Ontario) Inc. has previously been agreed to in writing between Avison Young Commercial Real Estate (Ontario) Inc. and Morguard Investments Limited, as agent of the Landlord.
15.26 Covenants to be Performed at Landlord’s Option — Where any provision in this Lease gives the Landlord the option of having the Landlord or the Tenant perform the covenants set out in such provision, the Tenant shall perform such covenants unless the Tenant is otherwise directed by way of written notice from the Landlord.
15.27 Radiation — Only if the Landlord believes on reasonable grounds that radiation is or has been used or created by the Tenant or any Person permitted by the Tenant to be in the Leased Premises shall this Section 15.27 apply to the Tenant.

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page 29

The Tenant agrees, if so requested by the Landlord, to conduct at its own expense a survey by an accredited firm of consultants acceptable to the Landlord to determine the level of radiation in the Leased Premises, and if such levels are in excess of those allowable under Environmental Laws and set by the applicable regulatory authorities governing radiation, the Tenant agrees, at its own cost and expense and on terms and conditions approved by the Landlord, to reduce the level of radiation to a level allowable under Environmental Laws and set by such applicable regulatory authorities.
IN WITNESS WHEREOF the parties hereto have executed this Lease as of the date first set forth above.

LANDLORD:
MORGUARD REAL ESTATE INVESTMENT TRUST by its
agent MORGUARD INVESTMENTS LIMITED

By:

Name: John Borrelli
Title: Authorized Signatory c/s

By:

Name: Tullio Capulli
Title: Authorized Signatory

We have authority to bind the corporation which has authority to bind the Trust

WITNESS to signature of Tenant:	TENANT:
ALLIANCE DATA L.P. by its general partner ENLOGIX INC.

signature:	By:

Name:
print name:	Title: c/s

address:	By:
Name:
Title:

occupation:	I/We have authority to bind the corporation which has authority to bind the partnership

WITNESS to signature of Indemnifier:	INDEMNIFIER:
ALLIANCE DATA SYSTEMS, CORP.

signature:	By:

Name:
print name:	Title: c/s

address:	By:

Name:
Title:
occupation:
I/We have authority to bind the corporation

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page 30

SCHEDULE A
PLAN SHOWING LEASED PREMISES

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page A-1

SCHEDULE A1
LEGAL DESCRIPTION OF LAND
ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of North York, in the Municipality of Metropolitan Toronto and being composed of part of Blocks G and H, Registered Plan 7612 York, in the said City of Toronto designated as Part 1 on Plan 66R-21792.
Confirmed by Plan BA-1802, registered as Instrument No. 788457 North York.
The said land is registered in the Land Registry Office for the Land Titles Division of Metropolitan Toronto as P.I.N. 10085-0187 (LT).
Municipally known as 200 Yorkland Boulevard, North York, Ontario .

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page A1-1

SCHEDULE A2
ADDITIONAL LEASED PREMISES

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page A2-1

SCHEDULE B
DEFINITIONS
“Article”, “Item”, “Schedule”, “Section” and “Subsection” mean the specified article, item, schedule, section or subsection, as the case may be, of this Lease.
“Basic Rent” means the amount set out in Item 8 of the Term Sheet payable by the Tenant to the Landlord in respect of each year of the Term.
“Bio-Medical Waste” shall mean and include the following:
(a)	(i)	surgical waste including all materials discarded from surgical procedures, including but not limited to, disposable gowns, soiled dressings, sponges, casts, lavage tubes, drainage sets, underpads and surgical gloves;

	(ii)	pathological waste including all human tissues and anatomical parts which emanate from surgery, obstetrical procedures, autopsy and laboratory;

	(iii)	biological waste including blood and blood products, excretions, exudates, secretions, suctionings and other body fluids including solid/liquid waste from renal dialysis;

	(iv)	isolation waste including all waste emanating from the care or treatment of a patient on any type of isolation or precaution except reverse (protective) isolation;

	(v)	cultures and stocks of etiologic agents and associated biologicals including, without limitation, specimen cultures, cultures and stocks of etiologic agents, wastes from production of biologicals and serums, and discarded live and attenuated vaccines;

	(vi)	laboratory waste which has come in contact with pathogenic organisms, including but not limited to, culture dishes, devices used to transfer, inoculate and mix cultures, paper and cloth which has come in contact with specimens or cultures;

	(vii)	animal carcasses exposed to pathogens in research, their bedding and other waste from such animals;

	(viii)	sharps, including any discarded article that may cause punctures or cuts, including but not limited to, needles, IV tubing with needles attached, scalpel blades, glassware, and syringes that have been removed from their original sterile containers; and

	(ix)	any other wastes identified as infectious or similar wastes in any other applicable federal, provincial or municipal laws, regulations and guidelines; and
(b)	“Chemotherapy Waste” (also known as antineoplastic or cytotoxic waste) means and includes discarded items, including but not limited to, masks, gloves, gowns, empty IV tubing bags, vials, syringes and other contaminated materials which have been contaminated by chemotherapeutic drugs or antineoplastic agents; and

(c)	any waste defined as bio-medical waste under any applicable law or regulation.
“Building” means the buildings, structures and improvements from time to time during the Term erected in, upon or under the Land municipally identified in Item 3 of the Term Sheet and all alterations and additions thereto and replacements thereof.
“Business Day” means any day which is not a Saturday, Sunday or a statutory holiday observed in the province in which the Project is situated.
“Capital Tax” means the applicable amount of any tax or taxes including but not limited to Large Corporations Tax payable based upon or computed by reference to the paid-up capital or place of business of the Landlord as determined for the purposes of such tax or taxes; provided that for the purposes hereof, the “applicable amount” of such tax or taxes shall mean the amount thereof that would be payable if the Project were the only establishment of the Landlord in the jurisdiction of the taxing authority or if any other establishment of the Landlord therein were located outside that jurisdiction.
“Claims” means claims, losses, actions, suits, proceedings, causes of action, demands, damages (direct, indirect, consequential or otherwise), judgments, executions, liabilities, responsibilities, costs, charges, payments and expenses including, without limitation, any professional, consultant and legal fees on a solicitor and client or substantial indemnity basis and any associated disbursements.
“Collateral” has the meaning ascribed in Section 15.25.

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page B-1

“Commencement Date” means the first day of the Term as specified in Item 7(a) of the Term Sheet.
“Common Elements” means the areas, facilities, utilities, improvements, equipment and installations (collectively, “elements”) in the Project that, from time to time, are not intended to be leased to tenants of the Project (including, without limitation, elements within rentable premises that are intended for the benefit of tenants of the Project and their invitees and employees) or are designated from time to time as Common Elements by the Landlord and includes access roads, driveways and parking areas and facilities.
“Consultants” means any reference in this Lease to the Landlord’s accountant, auditor, architect, surveyor or other consultant shall be deemed to be such independent and duly qualified consultant appointed by the Landlord in its absolute discretion for the purposes of this Lease or of any provision hereof; and they will act in accordance with this Lease and the principles and standards of their professions. In determining any cost allocation the Landlord may rely on, and the parties shall be bound by, the decision or determination of the Landlord’s Consultants, absent manifest error.
“Environmental Laws” shall include any domestic and foreign federal, provincial, municipal or local laws, statutes, regulations, ordinances, guidelines, policies, judge made laws or common laws and any orders of a court or governmental authority, relating in any way to the natural or human environment (including land, surface water, groundwater, and real, personal, moveable and immoveable property), public or occupational health and safety, and the manufacture, importation, handling, use, reuse, recycling, transportation, storage, disposal, elimination and treatment of a substance, hazardous or otherwise.
“Event of Default” means any of the following events:
(a)	all or any part of the Rent hereby reserved is not paid within 5 Business Days of written notice of when due;

(b)	the Term or any substantial portion of goods, merchandise, stock in trade, chattels or equipment of the Tenant or any Indemnifier is or are seized or taken in execution or in attachment or if a creditor takes possession thereof and such seizure, taking or taking possession is not bona fide defended or set aside within 10 days thereof;

(c)	the Tenant or any Indemnifier takes any steps in furtherance of or suffers any order to be made for its winding-up (other than in connection with a bona fide reorganization) or other termination of its corporate existence or becomes insolvent or commits an act of bankruptcy or becomes bankrupt or takes the benefit of any statute that may be in force for bankrupt or insolvent debtors or becomes involved in voluntary (other than in connection with a bona fide reorganization) or involuntary winding-up proceedings or if a receiver or receiver/manager shall be appointed for all or any part of the business, property, affairs or revenues of the Tenant or such Indemnifier and any such order, proceedings or appointment is not bona fide defended or set aside within 10 days thereof;

(d)	the Tenant abandons the Leased Premises;

(e)	a report or statement required from the Tenant under this Lease is materially false or misleading except if it results from or due to clerical or demonstrable error or as a result of the fraud or negligence of: (i) an employee of the Tenant; or (ii) the Person or an employee of the Person preparing any such report or statement;

(f)	any policy of insurance taken out by either the Landlord or the Tenant with respect to the Project shall be cancelled by reason of any act or omission of the Tenant other than its use of the Leased Premises for the purposes permitted pursuant to Item 9 of the Term Sheet;

(g)	the Tenant enters into a Transfer except in compliance with the provisions of this Lease; or

(h)	the Tenant or any Indemnifier fails to observe, perform and keep each and every covenant, agreement, provision, stipulation and condition herein contained to be observed, performed and kept by the Tenant or the Indemnifier, including observance and performance of the rules and regulations, (other than payment of Rent) and persists in the failure after 15 days’ written notice by the Landlord requiring the Tenant to remedy, correct, desist or comply (or if any breach would reasonably require more than 15 days to rectify, unless the Tenant commences rectification within the 15 day notice period and thereafter promptly, effectively and continuously proceeds with the rectification of the breach).
“Expropriated”, “Expropriating” and “Expropriation” have the meanings ascribed in Section 10.06.

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page B-2

“Fiscal Year” means a period, from time to time determined by the Landlord, all or part of which falls within the Term, at the end of which the Landlord’s accounts in respect of the Project are balanced for auditing or bookkeeping purposes. Such period shall be 12 months except when the Landlord designates a new date upon which the fiscal year shall end.
“GST” means goods and services tax, being that tax payable pursuant to Parts VIII and IX of the Excise Tax Act, as amended and re-enacted from time to time, and other like taxes levied from time to time and includes any blended sales tax which combines GST and provincial sales tax.
“Indemnifier” means the Person, if any, so identified in the Term Sheet and who has signed this Lease as Indemnifier.
“Indemnity Agreement” means the agreement attached as Schedule F.
“Land” means those lands legally described in Schedule A1 as same may be expanded or contracted from time to time.
“Landlord’s Agent” means the Person retained by the Landlord from time to time to operate or manage the Project which, as of the date of this Lease, is Morguard Investments Limited.
“Lease” means this lease, the Term Sheet, and all Schedules attached hereto which are referred to in this lease and every properly executed instrument which by its terms amends, modifies or supplements this lease.
“Leased Premises” means those premises in the Building which are described and identified in Item 4 of the Term Sheet and which are marked in a distinguishing manner on the plan attached as Schedule A.
“Leasehold Improvements” means:
(a)	all improvements, fixtures, installations, alterations and additions from time to time made, erected or installed to or in the Leased Premises, in addition to, beyond or replacing the base building standards, including all partitions however affixed (including moveable and demountable partitions), millwork and affixed wall units, internal stairways, doors, hardware, light fixtures, carpeting and other applied floor finishes, and heating, ventilating and air conditioning equipment and other building services not forming part of the Landlord’s base building equipment and services; and
(b)	alterations, improvements and equipment made or installed for the exclusive benefit of the Tenant elsewhere in the Project;
in either case whether or not installed by or on behalf of the Tenant and whether or not installed during the Term including, without limitation, all fixtures (except trade fixtures, furniture and equipment) in the Leased Premises.
“Mortgagee” has the meaning ascribed in Section 13.04.
“Operating Costs” means in respect of any Fiscal Year the total of all actual and bona fide costs, expenses and amounts, incurred or accrued in that Fiscal Year for or with respect to ownership, management, operation, maintenance, repair, upkeep, insurance, supervision, reasonable decoration, cleaning and upgrading of the Project to maintain same in substantially the same condition which exists at the Commencement Date and the determination and allocation of such costs, expenses and amounts, whether incurred or accrued by or on behalf of the Landlord or by or on behalf of the Landlord’s Agent including, without limitation and without duplication and profit:
A. Inclusions — if provided by the Landlord (subject to certain exclusions and deductions as hereinafter set out):
(a)	the cost of providing and maintaining security, landscaping, gardening and snow and refuse removal;

(b)	the cost of heating, air conditioning and ventilating the Building and investigating and remedying air quality and moisture issues and issues related thereto, if any;

(c)	the cost of providing hot and cold or tempered water, electricity (including lighting) and all other utilities to the Common Elements (excluding, for greater certainty, premises leased or intended to be leased to tenants of the Project);

(d)	the cost of providing janitor, window cleaning and general cleaning services including supplies to all parts of the Project including all premises leased to tenants of the Project;

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page B-3

(e)	the cost of replacement of building standard fluorescent tubes, light bulbs and ballasts in the Leased Premises and the costs of cleaning, maintaining and servicing of the electrical light fixtures in the Leased Premises if not separately invoiced pursuant to Section 7.02;

(f)	the cost of all insurance taken out and maintained by the Landlord under Article 9.00 and the cost of any deductible amount paid by the Landlord in connection with a claim under its insurance;

(g)	the rental or lease cost of all rented or leased equipment acquired for the operation or maintenance of the Project;

(h)	accounting costs incurred in connection with the Project including computations required for the imposition of charges to tenants and audit fees incurred for the determination of any costs hereunder;

(i)	the cost of all equipment acquired for operation or maintenance of the Project if expensed fully in the Fiscal Year in which such equipment is acquired in accordance with generally accepted accounting principles;

(j)	if expensed fully in the Fiscal Year in which the expense is incurred in accordance with generally accepted accounting principles, the cost of any improvement, replacement, repair or alteration whether with respect to buildings, improvements, equipment, fixtures or otherwise and whether on-site or off-site which, in the opinion of the Landlord, is necessary to reduce or limit increases in Operating Costs or is required by the Landlord’s insurance carriers or by any changes subsequent to the Commencement Date in the laws, rules, regulations or orders of any governmental authority having jurisdiction, including those necessary to comply with energy conservation, pollution and environmental control standards and the costs of any procedures required with respect thereto;

(k)	if expensed fully in the Fiscal Year in which the expense is incurred in accordance with generally accepted accounting principles, the cost of repairs and replacements to or in respect of the Project including those resulting from normal wear and tear and otherwise and including those necessary with respect to the window coverings, decorations, elevators and escalators (if any), roof or any Parking Facilities;

(l)	if expensed fully in the Fiscal Year in which the expense is incurred in accordance with generally accepted accounting principles, the cost of repairs, replacements and improvements to systems in the Project including, without limitation, the heating, ventilating, air conditioning and energy-saving and security systems and devices;

(m)	at the Landlord’s election (such election to be evidenced by the method of calculating Operating Costs for each Fiscal Year), either amortization, in an amount determined by the Landlord’s accountant in accordance with generally accepted accounting principles, of the cost (whether incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any repair, replacement, reasonable decoration or improvement of the Project not included within Operating Costs for the Fiscal Year in which the expenditure was incurred in accordance with subsections (i), (j), (l) and (m) above and of all equipment required for the operation and maintenance of the Project not included within Operating Costs for the Fiscal Year in which the expenditure occurred in accordance with Subsections (i), (j), (l) and (m) above, or depreciation in an amount determined by the Landlord’s accountant based on the cost (whether incurred before or during the Term and whether or not incurred by the party constituting the Landlord at any time or its predecessor in title or interest) of any of those items which are capital in nature as determined in accordance with generally accepted accounting principles together with, in each case, an amount equal to interest at the Prime Rate plus 1.5% per annum on the undepreciated or unamortized amount thereof;

(n)	the amount of all salaries, wages and fringe benefits customarily paid to or for the benefit of employees and others engaged either full-time or part-time in the operation or maintenance of the Project provided that to the extent such personnel are not engaged full time to perform such operations, then only such portion of their salaries, wages and fringe benefits as are attributable to such performance, but in any event excluding corporate office personnel, save for corporate office staff to the extent such staff are providing accounting, computer and other similar service functions for the Building;

(o)	amounts paid for service contracts with independent contractors;

(p)	the cost of energy audits, conservation studies and other measures taken to conserve energy or reduce costs or liability;

(q)	the cost of renting, operating and maintaining Project signs and providing directional signage;

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page B-4

(r)	all other expenses of every nature incurred in connection with the maintenance and operation of the Project;

(s)	the cost of direct supervision attributable to any of the above;

(t)	the fair rental value of space not to exceed 1,000 square feet in the Building which would otherwise be rentable occupied by the Landlord, its manager or personnel in connection with the Services; and

(u)	any Capital Tax imposed upon the Landlord; provided that if the Capital Tax payable by the Landlord in this connection is for a period not coinciding with the Fiscal Year, the amount of the Capital Tax included in Operating Costs in each Fiscal Year shall be that amount payable by the Landlord accruing during the Fiscal Year, provided that so long as the Landlord is not required to pay Capital Tax, the Tenant shall not be required to pay Capital Tax;
plus a management fee equal to that amount paid to the Landlord’s Agent in respect of management of the Project or any part thereof or the Landlord’s reasonable charges in lieu thereof if the Landlord elects to self manage the Project or any part thereof, which management fee in either case shall be in keeping with the industry standard.
B. Exclusions — Operating Costs shall exclude, without duplication and without limiting the generality of the foregoing:
(a) the cost of arranging financing and any and all interest on debt and the capital retirement of debt of the Landlord;
(b) major structural repairs;
(c) costs determined by the Landlord from time to time to be fairly allocable to the correction of construction faults or maladjustments in operating equipment, but only to the extent that such costs are recovered from the contractor or others responsible;
(d) any ground rent payable by the Landlord in respect of a lease of the Land or part thereof; and
(e) tenant improvement allowances, advertising, legal expenses, inducements, leasing commissions and leasing costs in connection with the leasing of the Building;
(f) any amount payable due to the Landlord’s non-compliance with any law, bylaw, regulation or act;
(g) any cost or penalty incurred as a result of the Landlord’s default respecting its obligations in respect of any mortgage or other obligations affecting the Building or the Lands;
(h) capital costs that are for the upgrading, improving, or repairing the structure of the Building, including but not limited to, the roof structure, load bearing walls, windows, floor slabs and masonry walls, the columns of the ceilings, the foundation, the exterior walls of the Building, and the exterior parking structure;
(i) the cost of investigating, testing, monitoring, removing, enclosing, encapsulating or abating any Pollutants which are in or about the Project or any part thereof or which have entered the environment from the Project but for greater certainty, this shall not exclude the Tenant from complying with its obligations pursuant to Section 9.05 of this Lease;
(j) all amounts which would otherwise be included in Operating Costs and are recovered or recoverable by the Landlord from third parties;
(k) bad debts and any costs incurred in the collection of such bad debts, including legal costs associated with the same;
(l) all costs and expenses which are otherwise expressed as the Landlord’s responsibility under this Lease;
(m) the amount of GST paid or payable by the Landlord on the purchase of goods and services included in Operating Costs which may be available to the Landlord as a credit in determining the Landlord’s net tax liability or refund on account of GST;
(n) Taxes and amounts excluded from the definition of Taxes; and
(o) costs of repairing damage or destruction arising from a peril or cause insured against by the Landlord or required to be insured against by the Landlord.

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page B-5

C. Deductions — There shall be deducted from Operating Costs:
(a)	the proceeds of insurance recovered by the Landlord applicable to damage, the cost of repair of which was included in the calculation of Operating Costs paid by the Tenant; and

(b)	amounts recovered or recoverable as a result of direct charges to the Tenant and other tenants to the extent that the cost thereof was included in the calculation of Operating Costs.
“Parking Facilities” means that part of the Project containing parking facilities with vehicular access thereto including, without limitation, parking spaces, ramps, circulation space, vehicular entrances and exits, the structural elements thereof and services, facilities and systems contained in or servicing such parking facilities.
“Person” means an individual, partnership, firm, corporate entity, trust, government or any department or agency thereof or any combination of them.
“Pollutants” means any substance which is regulated by or which would be considered a contaminant, pollutant, waste or deleterious or hazardous substance under Environmental Laws, or which is or may be hazardous to persons or property or detrimentally affect property value and includes, without limiting in any way the generality of the foregoing:
(a)	radioactive materials;

(b)	explosives;

(c)	any substance that, if added to any air, land and/or water, would degrade or alter or form part of a process of degradation or alteration of the quality of that air, land and/or water, to the extent that it is detrimental to its use by human beings or by any animal or plant;

(d)	any solid, liquid, gas, microorganism, mould, sound, vibration, ray, heat, radiation, odour or combinations of any of them that is likely to alter the quality of the environment (including air, land and water) in any way or the presence of which in the environment is prohibited by regulation or is likely to affect the life, health, safety, welfare or comfort of human beings or animals or to cause damage to or otherwise impair the quality of soil, vegetation, wildlife or property;

(e)	toxic substances;

(f)	substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental or municipal authority having jurisdiction over the Landlord, the Tenant, the Leased Premises or the Project of which the Leased Premises form a part;

(g)	any substance, the use or transportation of which or the release of which into the environment is prohibited, regulated, controlled or licensed under Environmental Laws;

(h)	anything contaminated by any Pollutants; and

(i)	Bio-Medical Waste.
“Prime Rate” means the rate of interest per annum established from time to time by The Bank of Nova Scotia (or such other bank being one of the 5 largest Canadian chartered banks measured by assets as the Landlord may designate from time to time) at its head office in Toronto, Ontario as the reference rate of interest to determine interest rates it will charge on Canadian dollar loans to its Canadian customers and which it refers to as its “prime rate”.
“Project” means the Land and Building and includes, without limitation, all Common Elements.
“Property Tax Year” means the 12 month period set by the municipal taxing authorities as the period for and over which Property Taxes and, where applicable, business taxes are assessed, charged and payable by the owner or occupant of the Project or Leased Premises respectively, whether on a calendar or fiscal year or any other basis.
“Property Taxes” means all taxes, rates, levies, duties and assessments whatsoever whether municipal, school, provincial, parliamentary or otherwise levied, charged, imposed or assessed against the Project or upon the Landlord in respect thereof or from time to time levied, charged, imposed or assessed in the future in lieu thereof or in addition thereto, including, without limitation, those levied, charged, imposed or assessed for education, school and local improvements and all business taxes, if any, from time to time payable by the Landlord or levied against the Landlord on account of its ownership of, or interest in, or the operation of the Project; and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and client or

MORGUARD February 2005 — Net Office, Multi-Tenant (General Application)	Page B-6

substantial indemnity basis and other professional fees and interest and penalties on deferred payments incurred as a result of an appeal, but excluding income or profits taxes upon the income of the Landlord. If any portion of the Project is assessed or taxed other than at the prevailing commercial assessment rates and mill rates due to the occupancy of any tenants or the nature of any tenant’s operation, then the amount of such taxes, rates, levies, duties or assessments shall be adjusted to be an amount equal to the amount which would have been incurred had such portion of the Project been assessed and taxed at the prevailing commercial assessment rates and mill rates throughout the entire period for which the calculation is being made. Any tax levied on commercial property or other like tax based on the area or use of the Project or the Leased Premises or any tax on rent imposed in lieu of the foregoing taxes are included herein. Property Taxes shall not include any Business Taxes payable by the Tenant pursuant to Section 8.02 and any similar Taxes levied or assessed separately against other rentable premises in the Project; the Landlord’s corporate, inheritance, estate, succession and excess profits taxes and any other tax, rate, levy, duty or assessment of a personal nature; and any penalties or carrying charges relating to the late payment by the Landlord of any Property Tax or any instalments thereof excepting any charges incurred as a result of an appeal.
“Rent” means the aggregate of all amounts payable by the Tenant to the Landlord under this Lease. Provided that any and all amounts so payable which are collectible by the Landlord as agent of a taxing authority and which are Taxes imposed by that authority on the Tenant are included in Rent so as to determine the Landlord’s rights and remedies in the case of delay or failure to pay the same notwithstanding that the same do not accrue to the Landlord as rent hereunder.
“Rentable Area” means the area of the Leased Premises, the Building or any part thereof as determined by the Landlord and which may be adjusted from time to time to give effect to any structural or functional change and any change in the leasing pattern in the Building, and which shall be calculated in accordance with the BOMA ANSI standards specified in Item 5 of the Term Sheet (except to the extent altered by this definition) as follows:
“Security Deposit” has the meaning ascribed in Section 4.02.
“Security Interest” has the meaning ascribed in Section 15.25.
“Service(s)” means those activities, personnel, facilities, systems and supplies required for the complete reasonable decoration, repair, administration, replacement, maintenance, improvement and operation of the Project.
“Taxes” means comprehensively all various classes and types of taxes, rates, levies, fees, duties, charges and assessments from whatever source arising and levied, rated, imposed, assessed, conferred or chargeable against the Project, the Leased Premises or in respect of the occupancy and activity carried on therein or on account of the Landlord’s ownership of or interest in the Project or on account of rents payable with respect therefor and includes Property Taxes, business taxes or any like tax or other amount levied or assessed in lieu of, in addition to, or in substitution therefor, whether or not similar to or of the foregoing character and whether or not in existence on the date hereof, and all costs and expenses incurred by the Landlord in good faith in contesting, resisting or appealing any such taxes, rates, duties, levies or assessments including, without limitation, legal fees on a solicitor and client or substantial indemnity basis and other professional fees and interest and penalties on deferred payments, but excluding income or profits taxes upon the income of the Landlord, the Landlord’s corporate, inheritance, estate, succession and excess profits taxes and any other tax, rate, levy, duty or assessment of a personal nature; and any penalties or carrying charges relating to the late payment by the Landlord of any Tax or any instalments thereof excepting any charges incurred as a result of an appeal.
“Tenant’s Occupancy Costs” means for each Fiscal Year the Tenant’s Proportionate Share of the Operating Costs and the Tenant’s Proportionate Share of Taxes, in each case for that Fiscal Year.
“Tenant’s Proportionate Share” means that proportion that the Rentable Area of the Leased Premises bears to the Total Rentable Area of the Building.
“Term” means the period of time set out in Item 7 of the Term Sheet unless sooner terminated.
“Term Sheet” means the pages identified as Term Sheet attached to this Lease; and all information and particulars contained therein shall form part of this Lease.
“Total Rentable Area of the Building” means the total Rentable Area of the Building located at or above grade level.
“Transfer” means:
(a)	an assignment, sublease, licensing or other disposition by the Tenant of this Lease or any interest therein or any interest in the Leased Premises (whether or not by operation of law) or in a partnership that is the Tenant under this Lease, or a mortgage or charge (floating or

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otherwise) or other encumbrance of or upon this Lease by the Tenant, except a Transfer that occurs on the death of the Transferor;

(b)	a parting with or sharing of possession of all or part of the Leased Premises; and

(c)	a transfer or issue by sale, assignment, bequest, inheritance, operation of law or other disposition, or by subscription, of all or part of the corporate shares of the Tenant which results in a change in the effective voting control of the Tenant (unless the Tenant is a corporation whose shares are traded on a stock exchange in Canada or the United States of America or is a subsidiary of such a corporation).
“Transferor” and “Transferee” have meanings corresponding to the definition of “Transfer”. In the case of a Transfer described in item (c) of the definition of Transfer, the Transferor is the Person that has or would have effective voting control before the Transfer and the Transferee is the Person that has or would have effective voting control after the Transfer. The singular and plural forms of defined words and phrases shall have corresponding meanings.

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SCHEDULE C
RULES AND REGULATIONS
1.	Definition — In these rules and regulations, “Tenant” includes the employees, servants, agents, invitees, subtenants and licensees of the Tenant and others over whom the Tenant can reasonably be expected to exercise its control.

2.	Common Elements — The Landlord reserves the right to regulate the use of the Common Elements by the Tenant and by persons making deliveries to the Tenant.

3.	Smoking — Smoking is not permitted in the Common Elements, except as may be otherwise designated. The Landlord shall have the right, in its sole discretion, to determine whether any designated smoking area shall be established, and the size and location of any such area.

4.	Obstructions — The sidewalks, driveways, entrances, vestibules, passages, corridors, halls, elevators and stairways shall not be encumbered or obstructed by the Tenant or be used by it for any purpose other than for entrance to and exit from the Leased Premises.

5.	Deliveries — The Tenant shall not permit the parking of delivery vehicles so as to interfere with the use of any driveway, walkway, parking area or other Common Elements. The Tenant shall ensure that deliveries of materials and supplies to the Leased Premises are made through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in or to the Building caused by any person making such deliveries. The Landlord reserves the right to remove at the expense and risk of the owner any vehicle not using designated “vehicle standing” areas.

6.	Security — The Landlord may from time to time adopt appropriate systems and procedures for the security and safety of the Building including restricting access during non-business hours and the Tenant shall comply with the Landlord’s reasonable requirements relating thereto.

7.	Locks — No additional locks or bolts of any kind shall be placed by the Tenant upon any of the doors or windows of the Leased Premises, nor shall any changes whatsoever be made to existing locks or the mechanics thereof except by the Landlord at its option. The Tenant shall not permit any duplicate keys to be made, but additional keys as reasonably required shall be supplied by the Landlord when requested by the Tenant in writing and at the Tenant’s expense. Upon termination of this Lease, the Tenant shall surrender to the Landlord all keys to the Leased Premises and any other parts of the Building together with any parking passes or other devices permitting entry.

8.	Antennae — The Tenant shall not mount or place an antenna or aerial of any nature on the exterior of the Leased Premises or Building except as otherwise provided in Schedule E and Schedule J of this Lease.

9.	Garbage — The handling and disposal of garbage shall comply with arrangements prescribed by the Landlord from time to time. No disproportionate or abnormal quantity of waste material shall be allowed to accumulate in the Leased Premises and the cost of removal or clearing of quantities in excess of such normally provided service may be charged to the Tenant.

10.	Repairs, Alterations and Improvements — The Tenant shall carry out repairs, maintenance, alterations and improvements in the Leased Premises only during times agreed to in advance by the Landlord and in a manner which will not materially interfere with the rights of other tenants in the Building.

11.	Maintenance — The Tenant shall provide adequate facilities and means to prevent the soiling of walls, floors and carpets in and abutting the Leased Premises whether by shoes, overshoes, any acts or omissions of the Tenant or otherwise.

12.	Installations and Wiring — The Tenant shall not mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building except with the prior written consent of the Landlord and as it may direct. If the Tenant desires electrical or communications connections, the Landlord reserves the right to direct qualified persons as to where and how the wires should be introduced, and without such directions, no boring or cutting for wires will be permitted. No gas pipe or electric wire will be permitted which has not been ordered or authorized in writing by the Landlord.

13.	Heating, Air Conditioning and Plumbing Systems — The Tenant shall not attempt any repairs, alterations or modifications to the heating, air conditioning or plumbing systems.

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14.	Water Fixtures — The Tenant shall not use the plumbing facilities for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the Tenant shall pay the cost of any breakage, stoppage or damage resulting from a violation of this provision.

15.	Personal Use of Leased Premises — The Leased Premises shall not be used for residential, lodging or sleeping purposes or for the storage of personal effects or property not required for business purposes as permitted under this Lease.

16.	Solicitations — The Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in the Building.

17.	Heavy Articles — The Tenant shall not, in the Leased Premises or the Building, bring in, take out, position, construct, install or move anything liable to injure or destroy any part of the Building including, without limiting the generality of the foregoing, any safe, business machinery or other heavy machinery or equipment without the prior written consent of the Landlord, such consent not to be unreasonably withheld. In giving such consent, the Landlord shall have the right, acting reasonably, to prescribe the permitted weight and the position thereof, and the use and design of planks, skids or platforms required to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or machinery shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other machinery shall occur only by prior arrangement with the Landlord.

18.	Bicycles, Animals — The Tenant shall not bring any animals, except for guide dogs, into the Building and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by the Landlord for such purposes.

19.	Furniture and Equipment — The Tenant shall ensure that furniture, equipment and fixtures being moved into or out of the Leased Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be designated by the Landlord and shall promptly pay or cause to be paid to the Landlord the cost of repairing any damage in the Building caused thereby.

20.	Heating / Cooling — The Tenant shall not use any means of heating or cooling the Leased Premises other than that provided by or specifically otherwise permitted in writing by the Landlord.

21.	Undue Electrical Loads, Heat, Vibration — No material or equipment which could cause undue loads on electrical circuits or undue vibration, heat or noise shall be brought into the Building or used therein by or on behalf of the Tenant and no machinery or tools of any kind shall be affixed to or used in the Leased Premises without the prior written consent of the Landlord.

22.	Fire Regulations — No Tenant shall do or permit anything to be done in the Leased Premises or bring or keep anything therein which will in any way increase the risk of fire, or obstruct or interfere with the rights of other tenants, or violate or act at variance with the laws relating to fires or with the regulations of the fire department or the board of health. The Tenant shall cooperate in any fire drills and shall participate in all fire prevention or safety programs designated by the Landlord.

23.	Flammable Materials — No flammable oils or other flammable, dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises except in compliance with all applicable laws, by-laws and regulations pertaining to same.

24.	Food and Beverages — Only persons approved from time to time by the Landlord may prepare, solicit orders for, sell, serve or distribute foods or beverages in the Building or use the elevators, corridors or other Common Elements for any such purpose. The Tenant shall not permit in the Leased Premises the use of equipment for the preparation, serving, sale, distribution or dispensing of food and beverages except with the prior written consent of the Landlord and in accordance with arrangements approved by the Landlord. Notwithstanding the foregoing, the Tenant shall be permitted microwave ovens, kettles and the like in the Leased Premises for the exclusive use of the Tenant’s employees and invitees.

25.	Janitorial Services — The Tenant shall not use or engage any person or persons other than the janitor or janitorial contractor of the Landlord for the purpose of any cleaning of the Leased Premises, except with the prior written consent of the Landlord.

26.	Dangerous or Immoral Activities — The Tenant shall not make any use of the Leased Premises which could result in risk or injury to any person, nor shall the Leased Premises be used for any immoral or criminal purpose.

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27.	Proper Conduct — The Tenant shall not perform any acts or carry on any practice which may damage the Common Elements or be a nuisance to any other tenant in the Project.

28.	Additional Rules and Regulations – Subject to Section 5.07 of this Lease, the Landlord shall have the right to make such other and further reasonable rules and regulations as in its sole judgment may from time to time be necessary or of benefit for the safety, care, cleanliness and appearance of the Project and for the preservation of good order therein.

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SCHEDULE D
LANDLORD’S WORK
The Landlord shall complete the Landlord’s Work within 30 days of receipt of this Lease signed by the Tenant in a form acceptable to the Landlord, (the “Access Date”) to permit the Tenant to carry out the construction of its work (the “Tenant’s Work”), for the installation of the Tenant’s trade fixtures, and equipment.
The Landlord hereby understands and agrees that it shall complete the Landlord’s Work to the Leased Premises on or before the Access Date, at its sole cost and expense which work shall include the following:
(a)	Ensure all mechanical, electrical and life safety systems, including HVAC systems serving the Leased Premises are in good working order, and meet or exceed all governmental authorities having jurisdiction;

(b)	Repair or replace any damaged or broken light fixtures located in the Leased Premises;

(c)	Repair or replace any damaged office window blinds on all exterior windows in the Leased Premises;

(d)	Replace any damaged or stained ceiling tiles, with new or like new ceiling tiles of the same style;

(e)	If required by the Landlord, the Landlord to provide meter(s) for the Tenant’s hydro consumption in the Leased Premises.
It is understood and agreed that the Landlord shall complete all Landlord’s Work outlined herein in a good and workmanlike manner, and shall comply with all municipal and provincial by-laws having jurisdiction over the provision of such work in the Leased Premises.
The Landlord shall be responsible at its sole cost and expense to promptly remedy any and all defects in the Landlord’s Work which arise during the first year of the Term. In addition, the Landlord shall enforce for the benefit of the Tenant and at no cost to the Tenant, all guarantees and warranties received by it with respect to the Landlord’s Work, or alternatively, at the request of the Tenant, assign same to the Tenant.

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SCHEDULE E
ADDITIONAL COVENANTS, AGREEMENTS AND CONDITIONS (if any)
In the event of any inconsistency between the provisions of this Schedule E and the balance of this Lease, the provisions of this Schedule E shall prevail.
1.	AREA MEASUREMENT
The Rentable Area of the Leased Premises shall be measured and certified by the Landlord’s architect or surveyor on or before the Commencement Date in accordance with BOMA ANSI standards ANSI Z65.1-1980, reaffirmed 1989, and the Rent shall be adjusted in accordance with the certified Rentable Area of the Leased Premises. The Landlord, at its cost, will, within 20 Business Days of the Commencement Date, provide to the Tenant with a certificate of measurement from its architect or surveyor as to the Rentable Area of the Leased Premises and the parties agree to be bound thereby. The Landlord and the Tenant acknowledge and agree that this Section 1 has been complied with as of the date of execution of this Lease with the Rentable Area of the Leased Premises being 27,599 square feet as set out in Section 4.08 of this Lease.
2.	LEASEHOLD IMPROVEMENT ALLOWANCE
(a)	It is understood and agreed that the Landlord shall pay to the Tenant a leasehold improvement allowance being the sum of $11.50 per square foot multiplied by the Rentable Area of the Leased Premises, together with GST thereon, (the “Leasehold Improvement Allowance”). The Tenant shall use the Leasehold Improvement Allowance to pay the cost of Tenant’s Work in the Leased Premises. Should there be any unused portion of the Leasehold Improvement Allowance, then, up to a maximum of 10% of the Leasehold Improvement Allowance, shall be credited against Rent next becoming due, with the balance payable in accordance with (d) below.

(b)	Notwithstanding the provisions of the foregoing, and so long as this Lease has been executed, in a form acceptable to the Landlord, and delivered by the Tenant to the Landlord, the Landlord shall, no more than on 3 occasions, allow the Tenant to draw portions of the Leasehold Improvement Allowance, of up to 75% of the Leasehold Improvement Allowance, which shall correspond to not less than the percentage of Tenant’s Work completed at the time of the request as confirmed by the Landlord or its representative, acting reasonably, and each draw shall be payable within 5 Business Days following the date of the Tenant’s written request for such draw, subject to construction lien holdback, which shall be no more than 10% in the aggregate of the said Leasehold Improvement Allowance.

(c)	The payment of each progress draw shall be subject to the Tenant not being in default under this Lease with the Landlord, and subject to the delivery of the following to the Landlord:
(i)	receipted and paid invoices for the costs of Tenant’s Work incurred to date of such advance;

(ii)	the Tenant satisfying the Landlord that the value of the construction materials and labour is commensurate with the amounts invoiced;

(iii)	statutory declaration of the Tenant’s general contractor certifying the level of work which has been completed in respect to the current progress draw;

(iv)	a draw request from the Tenant to the Landlord, including therewith the Tenant’s GST registration number; and

(v)	there are no outstanding construction liens, in respect to the Tenant’s Work, against the Building.
(d)	In addition to the foregoing provisions the final advance of the Leasehold Improvement Allowance for the Leased Premises shall be payable upon the following conditions:

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(i)	the delivery to the Landlord of proof of payment of the worker’s compensation assessment for all the Tenant’s contractors and subcontractors;

(ii)	the completion of the Tenant’s Work and trade fixtures;

(iii)	the delivery to the Landlord of a statutory declaration from the Tenant’s general contractor stating that there are no construction liens registered or outstanding affecting the Leased Premises in respect to the Tenant’s Work, and that all accounts for work, services or materials have been paid in full with respect to the Tenant’s Work; and

(iv)	delivery to the Landlord of a statutory declaration from the Tenant stating that at least 90% of the amount of the Leasehold Improvement Allowance has been expended for the cost of the Tenant’s Work in the Leased Premises.
(e)	If the Landlord fails to pay any instalment(s) of the Leasehold Improvement Allowance to the Tenant when otherwise due to the Tenant, and same remains unpaid for a period of 10 days following notice from the Tenant thereof, then the Tenant may set-off any such unpaid instalment(s) together with interest thereon at a rate of 6% per annum from the Rent next coming due until set-off has been satisfied in full.
3.	TENANT’S WORK
The Tenant shall be responsible for the installation and cost of all its internal partitions, fixtures, electrical wiring, telecommunication cabling and plumbing costs, together with the cost of any modifications to the ceiling, light or heating ventilation and air-conditioning systems in the Leased Premises, as required by the Tenant’s occupancy, excluding any Landlord’s Work provided for herein (the “Tenant’s Work).
The Tenant shall also be responsible for the cost of installing any special equipment required by its occupancy, including telephones, facsimile machines or any other special communications equipment. The Tenant’s Work shall be completed in a good and workmanlike manner and subject to the prior written approval of the Tenant’s plans by the Landlord, acting reasonably, as detailed and provided for in Section 4 of this Schedule E.
The Landlord shall provide any “Tenant Improvement Manual(s)” outlining the rules and regulations for the construction of the Tenant’s improvements in the Leased Premises and work reasonably with the Tenant with respect to the coordination of the completion of the Landlord’s Work and the completion of the Tenant’s Work.
The Landlord shall bear the cost of all the Landlord’s plan reviews and approvals of the Tenant’s Leasehold Improvements to the Leased Premises, and the Tenant shall not be responsible for any charges for other security, management, supervision, or hoisting charges or other special costs, during the construction of the Tenant’s Work or the Landlord’s Work, and prior to the Commencement Date.
4.	WORKING DRAWINGS
The Tenant shall submit to the Landlord working drawings of its proposed improvements to the Leased Premises, such drawings must be approved by the Landlord prior to the commencement of any such work, provided that such work shall be done by qualified and licensed contractors or subcontractors of whom the Landlord shall have approved in writing, such approvals not to be unreasonably withheld or delayed.
5.	PERMITS AND APPROVALS
It is the Tenant’s responsibility to secure all the necessary building permits and approvals required by the City of Toronto for all its Tenant’s Work. Such permits much be secured and copies provided to the Landlord before any work shall commence in the Leased Premises.
6.	RIGHT TO ASSIGN OR SUBLET
Notwithstanding anything contained in Article 12:00 of this Lease to the contrary, the Tenant shall have the right to assign, sublet or part with possession of the whole or a portion of the Leased Premises to:

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(i)	an affiliate of the general partner of the Tenant or the Tenant (if the Tenant is or becomes a corporation);

(ii)	any entity which controls, is controlled by or is under common control with the general partner of the Tenant or Tenant (if the Tenant is or becomes a corporation);

(iii)	any entity which owns the majority of the units of the Tenant; or

(iv)	the purchaser of all or substantially all of the Tenant’s business, without the consent of the Landlord, but with notice to the Landlord, provided the Tenant is not released from this Lease and is not in default.
A merger or amalgamation of the Tenant with another corporation will not be an assignment, sublease or parting of possession that requires the consent of the Landlord. All of the entities referred to in subsections (i) to (iv) inclusive above are hereafter referred to individually and collectively as a “Permitted Transferee”.
7.	ROOF MOUNTED COMMUNICATION EQUIPMENT
The Tenant shall have the non-exclusive right, exercisable at its option, risk and expense to place communication equipment on the roof of the Building, for its own use, substantially in accordance with Schedule J. The Landlord shall first approve the size and location and method of installation of the communication equipment, such approval not to be unreasonably withheld or delayed. The Tenant shall be responsible to repair and restore any damage caused to the Building and roof by installation, use or removal of such equipment.
8.	SIGNAGE
The Landlord shall permit the Tenant to install and maintain, on a non-exclusive basis, its name and corporate identification on the Building’s podium signage located in front of the main entrance of the Building, at the Tenant’s cost. The size, design and location of the Tenant’s signage shall be in accordance with the Tenant’s specifications and shall be subject to the Landlord’s approval, not to be unreasonably withheld or delayed.
Together with the existing rights of other tenants in the Building, from and after December 1, 2006, and throughout the Term, and any extension or renewal thereof, the Landlord shall make available to the Tenant non-exclusive signage on the top of the Building. The size, design and location of the Tenant’s signage shall be in accordance with the Tenant’s specifications and shall be subject to the Landlord’s approval, not to be unreasonably withheld or delayed. The Tenant shall be responsible for the cost to install, and remove its signage and shall make good any damage done to the Building as a result of the installation of the Tenant’s signage on the Building, at the expiration or other termination of this Lease. Any and all of the foregoing signage (podium or Building) shall be subject to any applicable governmental regulations and approvals.
9.	RESTORATION
The Tenant shall not be responsible for the restoration of the Leased Premises or the removal of any Leasehold Improvements in the Leased Premises at the expiry or earlier termination of this Lease.
10.	OPTION TO EXTEND
So long as the Tenant is Alliance Data L.P.. or a Permitted Transferee, and the Tenant is not then in default, after notice of default has been provided and time to remedy such default has passed, at the notice date or commencement date of the extension of any covenants, conditions and agreements herein reserved and contained and on the part of the Tenant to be paid and performed, the Landlord will, upon the Tenant’s request in writing, given at least 6 months and not more than 12 months prior to the expiration of the original Term, grant to the Tenant an option to extend this Lease, on the same terms and conditions, for a further 5 years save and except that there shall be no further rights to extend and save and except that Basic Rent during such extension period shall be mutually agree upon between the parties at least 4 months prior to the expiry of the original Term.

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In the event that the parties are unable to agree on the Basic Rent payable by the Tenant during such extension at least 4 months prior to the expiration of the original Term of this Lease, then it shall be determined at least 30 days prior to the expiration of the original Term by 3 accredited real estate brokers (the “Three Experts”), which experts shall be familiar with rental rates for premises of similar use in the area of the Leased Premises, one of whom shall be appointed by the Landlord (the “Landlord’s Expert”) and all costs associated with the Landlord’s Expert shall be the sole responsibility of the Landlord, and one expert shall be appointed by the Tenant (the “Tenant’s Expert”) and all costs associated with the Tenant’s Expert shall be the sole responsibility of the Tenant. The appointment of the third expert (the “Third Expert”) shall be agreed upon by the Landlord’s Expert and the Tenant’s Expert, both acting reasonably, and 50% of costs attributable to the Third Expert shall be borne by the Landlord and the remaining 50% of costs attributable to the Third Expert shall be borne by the Tenant. Together the Three Experts, acting reasonably, shall make the final determination of the Basic Rent payable by the Tenant during such extension and, should the Three Experts be unable to agree among themselves on the determination, the opinion of the majority, being 2 of the Three Experts, shall be final and binding on the Landlord and the Tenant.
11.	OPTION TO EXPAND
During the period from and after December 15, 2005 up to and including June 30, 2006, the Tenant shall have the option to lease the area hatched on Schedule A2 (the “Additional Leased Premises”) upon a minimum of 3 months prior notice in writing to that effect (the “Expansion Option”). Should the Tenant exercise its Expansion Option, the lease of such space shall be under the terms and conditions of this Lease, save and except for the Leasehold Improvement Allowance, which shall be $10.00 plus GST per rentable square foot of the Rentable Area of the Additional Leased Premises.
12.	PARKING
The Tenant shall have the right, and the Landlord shall make available to the Tenant, 75 unreserved and 8 reserved parking spaces located in the parking garage of the Building throughout the Term, and any renewal or extension thereof, at an initial charge of $35.00 per month per space, and thereafter at such monthly rates per parking space as determined by the Landlord from time to time. Such rental shall be payable by the Tenant to the Landlord on the first day of each month of the Term. Partial months’ rent owing shall be calculated and paid on a pro rated basis. It is further understood that this right shall be transferable to any permitted transferee of the Tenant. In addition, the Tenant shall, subject to availability from time to time have the right to use up to 17 additional parking spaces located in the parking garage of the Building on a month to month basis terminable by either party on 30 days notice at an initial charge of $35.00 per month per space and thereafter at such monthly rate per parking space as determined by the Landlord from time to time. Such rental shall be payable by the Tenant to the Landlord on the first day of each month of the Term.
13.	SALE AND DEMOLITION
The Landlord shall not have the right of early termination in the event of any sale, redevelopment, renovation or demolition of the Building.
14.	NO REQUIREMENT TO OCCUPY
During the Term, the Tenant shall be permitted to vacate the Leased Premises, but may not abandon the Leased Premises. Should the Tenant vacate the Leased Premises, it shall maintain all its financial obligations, as if it were in occupancy. The Tenant shall have the right to resume occupancy of the Leased Premises at anytime without notice to the Landlord.
15.	NON DISTURBANCE AGREEMENT
Upon execution of this Lease, the Landlord shall use reasonable commercial effort, at the Tenant’s cost, which cost shall not exceed $1,000.00 to obtain a non-disturbance agreement in writing from any existing mortgagee, trustee for bondholders, land lessor or other Person who has an interest in the Building or the Lands on which it is situated. Such non-disturbance agreement shall be on a standard form of any such mortgagee, trustee for bondholders, land lessor, or other Person and shall provide that, provided the Tenant is not

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then in default of a material covenant, the Tenant shall be entitled to remain undisturbed in the possession of the Leased Premises, subject to the terms and conditions of this Lease.
In addition, the Tenant shall not postpone or subordinate this Lease with the Landlord to any mortgagee, trustee for bondholders, land lessor or other Person acquiring an interest in the Building, unless a non-disturbance agreement on the standard form of any such mortgagee, trustee for bondholder, land lessor or other Person is provided.
16.	ENVIRONMENTAL
The Landlord represents, based on the best of its knowledge, information and belief, that as at December 15, 2005, the Land and the Building comply in all material respects with all applicable Environmental Laws and that neither the Land nor the Building are subject to any judicial or administrative proceedings alleging the violation of any Environmental Laws. The Landlord has no knowledge of the existence, or the release into the environment, of any Pollutants in excess of amounts permissible under applicable Environmental Laws, and no existing tenant as at December 15, 2005, to the best of the Landlord’s knowledge, information and belief, generates, transports, treats or disposes of any Pollutants (“Pollutants” as defined in the Lease), in excess of amounts permissible under applicable Environmental Laws. The Landlord is not aware of the existence of any Pollutants in or on the ground of the Land, or in the Building, which is in excess of amounts permissible under applicable Environmental Laws.
17.	CASH INDUCEMENT
As an inducement for the Tenant to enter into this Lease, so long as the Tenant is not in default herein, the Landlord shall pay to the Tenant a cash inducement in the amounts and on the dates set out below:

Date of payment	Amount of payment
March 31, 2006	$102,247.77 plus GST
June 30, 2006	$102,247.77 plus GST
September 30, 2006	$102,247.77 plus GST
November 30, 2006	$68,165.18 plus GST
If the Landlord fails to pay any instalments of this cash inducement to the Tenant, when otherwise due to the Tenant, and same remains unpaid for a period of 10 Business Days following notice from the Tenant thereof, then the Tenant may set-off such unpaid instalment(s) together with interest thereon at a rate of 6 percent per annum from the Rent next coming due until set-off in full.
18.	ACTING REASONABLY
Unless otherwise specifically provided in this Lease and with the exception of any provision of Article 11.00: (a) any allocation of any cost, charge or expense which is to be determined by the Landlord under this Lease shall be done on a reasonable and equitable basis; (b) whenever in this Lease the Landlord’s consent, permission or approval is required, such consent, permission or approval shall not be unreasonably withheld or delayed; and (c) in exercising any of its rights under this Lease, the Landlord shall act reasonably and as a prudent owner of a similar Building having regard to size, age and location.
19.	2005 OPERATING COST ESTIMATE
The Operating Costs for the Landlord’s calendar year 2005 were estimated to be $15.62 per rentable square foot and composed of the following estimate:

Taxes: $7.23 per rentable square foot per annum
Operating Costs:	$7.95 per rentable square foot per annum
Utilities:	$1.44 per rentable square foot per annum
$15.62 per rentable square foot per annum plus GST

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20.	GERMANE POLLUTANTS
Notwithstanding the provisions of Sections 5.01, 5.03 and 9.05 of this Lease and, so long as the Tenant is Alliance Data L.P. , a Permitted Transferee or an assignee of this Lease which has been approved by the Landlord, and no part of the Leased Premises has been subleased then, providing any Pollutants brought into the Leased Premises are strictly germane to the business operations of the Tenant as described in Item 9 of the Term Sheet and Section 5.01 of this Lease and providing further that such germane Pollutants are standard, with regard to the type and amount, in the industry in which the Tenant conducts its business and are necessary or beneficial to conduct the business operations of the Tenant described in Item 9 of the Term Sheet and Section 5.01 of this Lease (“Germane Pollutants”), the Tenant shall not be required to obtain the prior written approval of the Landlord to bring into the Leased Premises Germane Pollutants nor to notify the Landlord of the existence of Germane Pollutants in the Leased Premises.

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SCHEDULE F
FORM OF INDEMNITY AGREEMENT (if applicable)

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INDEMNITY AGREEMENT
THIS AGREEMENT made the 19th day of December, 2005.
BETWEEN:
ALLIANCE DATA SYSTEMS CORP.
     (the “Indemnifier”)
OF THE FIRST PART
AND:
MORGUARD REAL ESTATE INVESTMENT TRUST
     (the “Landlord”)
OF THE SECOND PART
1.       FOR VALUE RECEIVED and in consideration of and as an inducement to the Landlord entering into the lease dated the 19th day of December, 2005, and made between the Landlord and Alliance Data L.P. by its general partner Enlogix Inc. as Tenant of certain premises located in the Landlord’s building or complex known as 200 Yorkland Boulevard, Suites 1000 and 1100, in the City of Toronto, in the Province of Ontario (the “Lease”), which premises are more particularly described in the Lease (the “Leased Premises”), the Indemnifier covenants and agrees with the Landlord that the Indemnifier will:
(a)	make due and punctual payment during the term of the Lease and any extension or renewal thereof, if any, exercised by Alliance Data L.P. or a Permitted Transferee of Alliance Data L.P. of the type described in Section 6 of Schedule E of the Lease (hereinafter referred to as the “Indemnification Period”) but subject to earlier termination pursuant to Subsection 3(d) hereof of all amounts expressed to be payable under the Lease during the Indemnification Period whether as Rent or otherwise;

(b)	observe and perform during the Indemnification Period all covenants and agreements in the Lease contained on the part of the Tenant to be observed and performed during the Indemnification Period; and

(c)	indemnify and hold harmless the Landlord from any and all loss, costs or damages arising out of any failure to pay any of the said amounts and/or any failure to observe and perform any of the said covenants and agreements.
2.      This Agreement and the obligations of the Indemnifier hereunder shall not be terminated or impaired by reason of the granting by the Landlord of any indulgences to the Tenant or the assertion by the Landlord against the Tenant of any of the Landlord’s rights or remedies under the Lease or by the release of the Tenant from any of the Tenant’s obligations under the Lease by operation of law or otherwise, whether or not the Indemnifier has received notice of same. The Indemnifier waives all suretyship defence and waives notice of any default by the Tenant in the payment of any amounts expressed to be payable under the Lease or in the observance and performance of any of the covenants and agreements therein contained. The obligations of the Indemnifier shall:
(a)	continue until all of the said amounts accruing during the Indemnification Period as same may be earlier terminated pursuant to Subsection 3(d) hereof have been paid and all of the said covenants and agreements have been observed and performed or until the Landlord shall have delivered to the Indemnifier an instrument in writing discharging the Indemnifier from the Indemnifier’s obligations hereunder;

(b)	be independent of the obligations of the Tenant and be construed for all purposes as if the Indemnifier were a primary obligor and not merely a surety for the obligations of the Tenant under the Lease; and

(c)	be unaffected by any failure of the Landlord to enforce any of the covenants and agreements in the Lease.

MORGUARD February 2005 — Indemnity Agreement	Page 1

3.      The Indemnifier further acknowledges and agrees that the Landlord shall be entitled, without prior notice or demand and without affecting the obligations of the Indemnifier hereunder, to:
(a)	change the time or manner of payment of any amounts expressed to be payable under the Lease;

(b)	modify or supplement any of the covenants and agreements in the Lease provided that the Indemnifier shall not be bound by such modifications or supplements made without its consent;

(c)	grant extensions of time, indulgences, releases or discharges in respect of the payment of any amounts or the observance and performance of any covenants and agreements;

(d)	extend or renew the Lease pursuant to the extension or renewal provisions therein contained, if any provided that the Indemnifier shall not be bound by any such extension or renewal which extends beyond the Indemnification Period;

(e)	assign the Lease or the benefit of any amounts expressed to be payable thereunder;

(f)	consent to an assignment of the Lease by the Tenant or to a sublease by the Tenant of all or any part of the Leased Premises. In the event of an assignment that requires the Landlord’s consent as described in Article 12.00 of the Lease, notwithstanding anything in this agreement to the contrary, the Indemnifier will be released from its obligations herein with respect to the period commencing from and after the effective date of such assignment if the consent of the Landlord is given to the assignment.

(g)	consent to changes in the Leased Premises and to any lease of additional space by way of amendment to the Lease provided that the Indemnifier shall not be bound by such modifications or supplements made without its consent;;

(h)	assign this Agreement in whole or in part; and

(i)	take or require security from the Tenant.
4.       The liability of the Indemnifier under this Indemnity Agreement is primary and absolute and, in the event of a default under the Lease, the Indemnifier waives any right to require the Landlord to:
(a)	proceed against the Tenant or pursue any rights and remedies with respect to the Lease;

(b)	proceed against or exhaust any security of the Tenant held by the Landlord; or

(c)	pursue any other remedy whatsoever in the Landlord’s power before proceeding against the Indemnifier under this Agreement.
The Landlord shall have the right to enforce this Agreement regardless of the release or discharge of the Tenant by the Landlord or by others or by operation of law.
5.       The Landlord’s delay or failure to insist upon the strict performance or observance of any obligation of the Tenant under the Lease or to exercise any right or remedy available under the Lease or at law or in equity or to give the Indemnifier notice of default by the Tenant shall not be construed to be a waiver of the Landlord’s right to insist upon such strict performance or observance or to exercise any such right or remedy. Receipt by the Landlord of rent or other payment with knowledge of a breach of any term or condition of the Lease shall not be construed to be a waiver of such breach.
6.      The liability of the Indemnifier hereunder shall not be deemed to have been waived, released, discharged, impaired, affected or limited by: (i) the release or discharge of the Tenant in any receivership, bankruptcy, winding-up or other creditors’ proceedings; (ii) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy or of any remedy for the enforcement of the Tenant’s said liability under the Lease, resulting from the operation of any present or future provision of any bankruptcy laws or other statutes or from the decision in any court; (iii) the rejection, repudiation, disaffirmance or disclaimer of the Lease in any such proceedings; (iv) any disability or other defence of the Tenant; or (v) the cessation, from any cause whatsoever, of the liability of the Tenant. The liability of the Indemnifier shall not be affected by any repossession of the Leased Premises by the Landlord provided, however, that the net payments received by the Landlord after deducting all costs and expenses of repossession and/or reletting the same shall be credited from time to time by the Landlord to the account of the Indemnifier and the Indemnifier shall pay any balance owing to the Landlord from time to time immediately upon ascertainment.

MORGUARD February 2005 — Indemnity Agreement	Page 2

7. In the event of either the termination of the Lease (except by a surrender of the Lease by the Tenant accepted in writing by the Landlord) or a repudiation or disclaimer of the Lease pursuant to any statute, then in either case at the sole option of the Landlord exercisable at any time within 6 months of such termination, repudiation or disclaimer, as the case may be, the Indemnifier agrees to execute and deliver or cause its nominee to execute and deliver (in which event the Indemnifier shall enter into an Indemnity Agreement on a similar form with respect to its nominee’s obligations under such new lease) a new lease of the Leased Premises between the Landlord and the Indemnifier as tenant for a term equal to the residue of the Indemnification Period of the Lease remaining unexpired at the time of such termination, repudiation or disclaimer. Such new lease shall contain the same covenants, obligations, agreements, terms and conditions in all respects (including the proviso for re-entry) as are contained in the Lease, save for the term which shall be as aforesaid.
8. No action or proceeding brought or instituted under this Agreement and no recovery in pursuance thereof shall be a bar or defence to any further action or proceeding which may be brought under this Agreement by reason of any further default under the Lease.
9. Any notice required or permitted hereunder shall be given in writing and delivered either: (i) personally or (ii) by prepaid courier service:
to the Landlord at the Landlord’s head office:
MORGUARD REAL ESTATE INVESTMENT TRUST
c/o Morguard Investments Limited
800 — 55 City Centre Drive
Mississauga, ON L5B 1M3
Attention: President
Facsimile Number: 905.281.1800
with a copy to the Landlord’s manager as follows:
MORGUARD REAL ESTATE INVESTMENT TRUST
c/o Morguard Investments Limited
800 — 55 City Centre Drive
Mississauga, ON L5B 1M3
Attention:      Vice President, Property Management, Office/Industrial, Eastern Canada
Facsimile Number: 905.281.4826
and to the Indemnifier at:
ALLIANCE DATA SYSTEMS CORP.
17655 Waterview Parkway
Dallax, TX 75252
Attention:           General Counsel
Notwithstanding the provision of any statute or law relating thereto, service by means of electronic mail of any notice required to be given in writing by either party hereto pursuant to this Agreement shall not constitute good and effective service.
Any notice shall be considered to have been given or made if delivered personally or by prepaid courier, on the day of delivery. Either party may from time to time by notice in writing to the other designate another address or addresses in Canada as the address to which notices are to be sent.
10. This Agreement shall be construed in accordance with the laws of the province in which the Leased Premises are located and the laws of Canada applicable therein.
11. All the terms of this Agreement shall extend to and be binding upon the Indemnifier, its heirs, executors, administrators and assigns, or successors and assigns, as the case may be, and shall enure to the benefit of and may be enforced by the Landlord, its successors and assigns, including the holder of any mortgage to which the Lease is subject and subordinate. If there is more than one Indemnifier or the Indemnifier is a male or female person or corporation, this Agreement shall be read with all grammatical changes appropriate by reason thereof, and all covenants, liabilities and obligations shall be joint and several.
12. This Indemnity Agreement is irrevocable and may not be changed, affected, discharged or terminated other than by an agreement in writing signed by the Indemnifier and the Landlord. Neither this Indemnity Agreement nor any rights or obligations of the Indemnifier may be assigned by the Indemnifier without the prior written consent of the Landlord.

MORGUARD February 2005-Indemnity Agreement	Page 3

13. The Indemnifier acknowledges that the Landlord hereby advises the Indemnifier to obtain advice from independent legal counsel prior to signing this Indemnity Agreement. The Indemnifier further acknowledges that any information provided by the Landlord is not to be construed as legal, tax or any other expert advice and the Indemnifier is cautioned not to rely on any such information without seeking legal, tax or other expert advice.
14. The Indemnifier shall pay all costs and expenses paid or incurred by the Landlord in enforcing either the Lease or this Agreement, including court costs and legal fees on a solicitor and client or substantial indemnity basis, whether legal counsel is employed or retained by the Landlord.
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first set forth above.
SIGNED, SEALED AND DELIVERED

WITNESS to signature of Indemnifier:	INDEMNIFIER:
ALLIANCE DATA SYSTEMS CORP.

signature:	By:

Name:
print name:	Title: c/s

address:	By:

Name:
Title:

occupation:	I/We have authority to bind the Corporation

LANDLORD:
MORGUARD REAL ESTATE INVESTMENT TRUST by its
agent MORGUARD INVESTMENTS LIMITED

By:

Name:
Title: c/s

By:

Name:
Title:

We have authority to bind the Corporation
which has authority to bind the Trust

MORGUARD February 2005-Indemnity Agreement	Page 4

SCHEDULE G
SECURITY INTEREST — REMEDIES ON DEFAULT
INTENTIONALLY DELETED

MORGUARD February 2005-Net Office, Multi-Tenant (General Application)	Page G-1

SCHEDULE H
CONTENTS OF LEASED PREMISES
The following Schedule H is referred to in Section 9.05, Environmental Issues, in this Lease.
All contents and materials, other than standard office furnishings and supplies, stored in the Leased Premises are as follows:
(please include, in detail, all materials, Pollutants, including but not limited to, chemicals and related items that are used and/or stored in the Leased Premises)

Initials

Landloard	Tenant

MORGUARD February 2005-Net Office, Multi-Tenant (General Application)	Page H-1

SCHEDULE J
TELECOMMUNICATIONS FACILITIES
1. Prerequisites — The Tenant’s rights set out in this Schedule (the “Licence”) are subject to the following conditions:
(a) the Tenant must not be in default under this Lease notice of which has been delivered to the Tenant and has remained uncured beyond the relevant grace period provided for in this Lease for the remedying of same;
(b) the Tenant must be in occupation of substantially the whole of the Leased Premises and must use the Leased Premises solely for the purposes stipulated in this Lease;
(c) the Tenant must pay the fees and perform the obligations stipulated in this Schedule; and
(d) the Lease must remain in full force and effect.
2. Telecommunication Facilities — Those of the facilities which are listed below and have the initials of the respective representatives of the Tenant and the Landlord within the brackets preceding them are referred to in this Schedule as the “Telecom Facilities”.
(a)	☑ Rooftop antenna(s) — [insert permitted number] 1 with the characteristics outlined on Exhibit A attached to this Schedule J;
3. Requirements and Conditions — The Tenant may install and operate the Telecom Facilities subject to strict adherence by the Tenant to the requirements and conditions stipulated in this Schedule. The requirements and conditions are as follows:
(a)	Location — The size, configuration and location of the area or areas in which the Telecom Facilities are situated from time to time (the “Licensed Areas”) are all subject to the Landlord’s prior written approval and are subject to reconfiguration and relocation from time to time at the Tenant’s expense on prior reasonable written notice from the Landlord. The Landlord will not exercise this right to reconfigure or relocate the Licensed Areas except on a bona fide basis and in circumstances where:
(i)	it is necessary or advisable in conjunction with alterations that are made or to be made in connection with the Building, the Land or the Common Elements;

(ii)	where the Telecom Facilities or components of the Telecom Facilities have become surplus;

(iii)	where operating efficiencies, cost savings or other enhancements in respect of the Common Elements or other components of the Building require it; or

(iv)	where the operation of the Telecom Facilities or any components of them interfere with the use or operation of other parts of the Building, other equipment (regardless of its nature) within the Building or in any nearby buildings or properties or with other users or occupants of the Building or the Land.
(b)	Term — The term during which the Tenant is entitled to keep the Telecom Facilities and use them within the Licensed Areas is coincident with the term of this Lease and any renewals or extensions of the Term.
(c)	Plans and Specifications — The Telecom Facilities must not be installed until detailed plans, specifications and working drawings prepared in accordance with the best engineering standards have been prepared by the Tenant and reviewed (at the Tenant’s expense) by the Landlord or the Landlord’s Consultants and approved in writing. The Landlord, in reviewing and approving the plans, specifications and working drawings for the Telecom Facilities, will be entitled to take into consideration the aesthetics of the Building and any safety, operating and other factors which it considers reasonable. The Tenant shall provide to the Landlord, within 30 days after installation of the Telecom Facilities, detailed as-built drawings prepared by a professional, qualified engineer, confirming installation in accordance with the approved plans, specifications and working

MORGUARD February 2005-Net Office, Multi-Tenant (General Application)	Page J-1

drawings. No alteration of any component of the Telecom Facilities will be permitted without the Landlord’s prior written consent. All costs and expenses incurred by the Landlord in reviewing plans and specifications in connection with any alterations will also be paid by the Tenant. An administration fee of 10% will be added to all amounts payable by the Tenant under this Subsection.
(d)	Standards of Construction — All construction will be completed in accordance with all provisions of the Lease, in particular Article 7.00 thereof, and in a good and workmanlike manner, in accordance with all governmental requirements and the best engineering standards, and will be in full compliance with all requirements and conditions pertaining to building permits, user permits and operating permits. All work will be performed and all design and operation will be consistent with the requirements of all occupational health and safety legislation, safety codes and Environmental Laws. Before commencing any work in connection with the Telecom Facilities, the Tenant shall provide particulars to the Landlord concerning all proposed contractors and subcontractors and no contractor or subcontractor to which the Landlord acting reasonably objects will be permitted to do any part of the work. The Tenant will ensure that no construction lien or other lien relating to any part of the work involved in installation, maintenance or repair of the Telecom Facilities will remain outstanding longer than 5 days after the Landlord gives written notice to the Tenant requiring removal of the claim, notice of claim or registration.

Each component of the Telecom Facilities will be clearly labelled by or on behalf of the Tenant in accordance with the Landlord’s requirements in that regard.

All work will be completed in accordance with any reasonable directions or requirements imposed by the Landlord or the Landlord’s agent and, should the Landlord require it, any work affecting the Building’s basic systems, structure, aesthetics, exterior or roof will be completed under the supervision of a representative of the Landlord or, at the Landlord’s option, by a contractor designated by the Landlord. The Tenant will pay any reasonable costs of supervision which the Landlord incurs in this regard.
(e)	Removal, Restoration and Acquisition Rights — The Landlord may require the Tenant to remove all or any component of the Telecom Facilities at the expiry or earlier termination of this Lease or upon termination of the Tenant’s rights under this Schedule and the Tenant will complete the removal and will restore all damage to the Building and the Land caused by the installation or removal of the Telecom Facilities or any component thereof within a time frame specified by the Landlord (which will be reasonable), all at the Tenant’s cost. Alternatively, where the Tenant’s right to continue to use the Telecom Facilities has been terminated, the Landlord may require that components such as cable, conduit or any portions that are not easily removable or that may be useful to the Landlord be left in place and that title thereto be transferred to the Landlord (without payment of any compensation) free and clear of all encumbrances.

(f)	Third Party Providers — Should the Tenant require dark fibre, cable, conduit or other facilities or components to be installed in conjunction with the Telecom Facilities by any third party or made available to the Tenant by a third party such as, by way of example, but without limitation, a supplier of electrical power, the third party will be required to enter into a form of agreement satisfactory to the Landlord dealing with the installation, operation and use of the improvements or facilities to be installed by that third party.

No component of the Telecom Facilities may be owned, encumbered or otherwise charged or liened in favour of any third party whether by means of personal property security registration, mortgage, charge or a claim of ownership under the Personal Property Security Act (or similar legislation) or otherwise.
(g)	Use — The Telecom Facilities shall be used solely to provide or facilitate the provision of telecommunication services to or by the Tenant and may not be used to provide telecommunication services to any third party in the Building or on the Land. The benefit of the licence under this Schedule is not transferable by the Tenant in whole or in part except in conjunction with a Transfer under the Lease.
(h)	Standards of Operation — All aspects of the use and operation of the Telecom Facilities will be strictly in accordance with all applicable governmental requirements and regulations. In particular, without limiting the general nature of this requirement, the Tenant will ensure that the guidelines set out in Safety Code 6 of Health Canada and Industry Canada (or any successor or replacement legislation or guidelines) are fully

MORGUARD February 2005-Net Office, Multi-Tenant (General Application)	Page J-2

complied with in connection with radio frequency emission levels and the Tenant will provide to the Landlord whatever evidence the Landlord reasonably requests from time to time including, without limitation, a report by a qualified engineer confirming that any antennae included in the Telecom Facilities do not either by themselves or in conjunction with any other existing antennae that might be situated on the roof of the Building or elsewhere on the Land exceed recommended radio frequency emission levels. The Tenant will also ensure that there is no interference by any of the Telecom Facilities with the operation of any equipment or facilities in the Building or on the Land and, should the Landlord believe that this requirement is not being complied with, the Tenant will be required to provide whatever evidence (including engineer’s reports) the Landlord may reasonably require to confirm compliance by the Tenant. If the Tenant fails to ensure that this interference does not occur, the Landlord may cut off power to the Telecom Facilities and may require the immediate removal of the Telecom Facilities or those parts of the Telecom Facilities that the Landlord determines are responsible for the interference. The Tenant will not alter any part of the Telecom Facilities or the manner in which any part of the Telecom Facilities is used without the Landlord’s consent. The Tenant will not use any of the Telecom Facilities for any purpose other than as specified above and in particular will not use any antenna or any other component as a sign, sign base or for advertising.
(i)	Acknowledgments, Representations and Warranties — The Tenant acknowledges that it has received no representation or warranty from the Landlord in connection with any aspect of the Building or the Land in relation to the Telecom Facilities, that the Tenant has satisfied itself concerning all aspects of the Building and the Land, all site conditions and all other information pertinent to the installation, use and operation of the Telecom Facilities. No review or approval of any plans, specifications or drawings or other information submitted to the Landlord by the Tenant will be considered as a representation, acknowledgment, confirmation or inference that the Landlord has assumed or acknowledged any responsibility in connection with any aspect of the Telecom Facilities, their design, installation, use or operation, or as a waiver of the Landlord’s rights under this Schedule.
(j)	Maintenance, Repairs and Replacement — The Tenant will at all times maintain the Telecom Facilities in first-class condition and repair and will ensure that the Telecom Facilities operate at all times properly and in accordance with all governmental requirements. The Tenant will provide to the Landlord from time to time whatever evidence the Landlord reasonably requests to ensure that this requirement is satisfied. In connection with any installations situated on the roof or the exterior of the Building and comprising part of the Telecom Facilities, the Tenant will be required to prepare periodic inspections at its cost, at intervals reasonably specified by the Landlord in connection with all fasteners, hooks, hardware, metal, flashings, penetrations, core sleeve and other components to ensure that they are all in first-class condition and to complete promptly any repairs, remediation or modifications that may be required in connection with them so as to ensure that the Telecom Facilities and the Building are not, as a consequence of the Telecom Facilities, in less than first-class condition.
(k)	Costs and Expenses — The Tenant will be responsible for payment to the Landlord, on demand, of all invoices submitted by the Landlord to the Tenant in respect of administration, costs of operation in connection with the Building, the Land and the Common Elements incurred by the Landlord and associated with the installation, operation and use of the Telecom Facilities. The Tenant will also pay all utilities consumed or reasonably attributable to the operation of the Telecom Facilities, all Property Taxes and other Taxes associated with or reasonably allocable to the Telecom Facilities (as determined by the Landlord acting reasonably), and all costs of altering, relocating or otherwise adapting components of the Building or the Common Elements and facilities associated with the installation, use and operation of the Telecom Facilities.
(l)	Fees — In consideration of the licence granted to the Tenant under this Schedule, the Tenant will pay to the Landlord an annual fee of $NIL (the “Fee”) payable in equal monthly instalments in advance, together with applicable GST. The Fee will be considered as Rent under this Lease.
(m)	Default — Any default with respect to any provision of this Schedule by the Tenant shall be an Event of Default under the Lease and shall entitle the Landlord to all enforcement provisions contained in the Lease.

MORGUARD February 2005-Net Office, Multi-Tenant (General Application)	Page J-3

(n)	No Property Rights — The Tenant acknowledges that the rights granted under this Schedule confer no property right, leasehold interest or easement in connection with any of the Telecom Facilities or the Licensed Areas. The Tenant’s rights under this Schedule are subordinate to the rights of all lenders, mortgagees, secured creditors and any Person claiming by or through them.
(o)	Insurance — The provisions in the Lease pertaining to insurance apply to the Telecom Facilities, as well as the use, and operation of those Telecom Facilities and all liabilities associated with the installation, use and operation of the Telecom Facilities. In recognition of the increased risk to the Landlord associated with the Telecom Facilities, the Tenant agrees to increase the liability limits under its comprehensive general liability policies to $5,000,000.00 per occurrence.
(p)	Release — The Tenant releases the Landlord in respect of all liability, Claims, loss, damage and expense which the Tenant might suffer for any reason whatsoever in connection with damage to, interruption of, or interference with, the Telecom Facilities regardless of any negligence, gross negligence, wilful act or other wrongful act which is alleged to, or is in fact established to, have taken place on the part of the Landlord.
(q)	Indemnity — Unless caused by or to the extent contributed by the act, fault or negligence of the Landlord or those for whom it is in law responsible, the Tenant hereby indemnifies the Landlord from and against all liability, Claims, loss, damage and expense arising in any way in connection with the installation, use, operation or otherwise in connection with the Telecom Facilities, this Schedule, and from and against all liability, Claims, loss, damage and expense which the Landlord might suffer as a result of any breach by the Tenant of its obligations under this Schedule.

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